UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:
[ ]    Preliminary Proxy Statement
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[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material pursuant to Rule 14a-12

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
1520 E. Grand Avenue
El Segundo, California 90245
PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2020
To the Stockholders of Griffin Capital Essential Asset REIT, Inc.:
I am pleased to invite you to the annual meeting of stockholders of Griffin Capital Essential Asset REIT, Inc. (the “Company”). The annual meeting will be held on June 15, 2020 at 10:00 A.M. (PT), at the offices of the Company located at 1520 E. Grand Avenue, El Segundo, California 90245, for the following purposes:

1.	To elect seven directors, each to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualify.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

3.	To approve the Griffin Capital Essential Asset REIT, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan.

4.	To approve, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers (“say on pay” vote).

5.	To approve, on an advisory (non-binding) basis, the frequency of future stockholder say on pay votes.
We will also consider other business that properly comes before the annual meeting in accordance with Maryland law and our Bylaws.
Our Board of Directors has fixed April 1, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only record holders of common stock, including shares of Class A, Class AA, Class AAA, Class T, Class D, Class S, Class I and Class E common stock, on the record date are entitled to notice of and to vote at the annual meeting.
For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Broadridge Financial Solutions, Inc. at (855) 976-3332.
Important Notice-Contingent Virtual Meeting: We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our annual meeting in person at our offices, we are sensitive to the public health and travel concerns stockholders may have and the requirements that federal, state, and local governments may impose. In the event we proceed with holding the annual meeting in person, we will comply with all federal, state, and local requirements that may be in effect at the time of the annual meeting and will take such other measures that we believe are appropriate at that time in order to make it as safe as possible for stockholders who wish to attend the annual meeting in person. In the event we determine that we need to conduct our annual meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the annual meeting via press release and by filing additional soliciting materials with the Securities and Exchange Commission. The press release will also be available on our website at www.gcear.com. If you currently plan to attend the annual meeting in person, please check our website two weeks prior to the annual meeting for any change.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. To make voting easier for you, you may vote your shares by proxy in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by visiting www.proxyvote.com and entering the control number that appears on the proxy card; or (3) by telephone at (800) 690-6903 and following the instructions provided on the proxy card. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our Board of Directors.
You are cordially invited to attend the annual meeting. Your vote is very important.
By Order of the Board of Directors,
/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary
El Segundo, California
April 15, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2020:
The Notice of Meeting, Proxy Statement and 2019 Annual Report to Stockholders are available free of charge at www.proxyvote.com

Griffin Capital Essential Asset REIT, Inc.
1520 E. Grand Avenue
El Segundo, California 90245

PROXY STATEMENT

Introduction

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Griffin Capital Essential Asset REIT, Inc. (which we refer to in this proxy statement as the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “GCEAR,” “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 1520 E. Grand Avenue, El Segundo, California 90245. We expect to mail the notice of the annual meeting, this proxy statement and the accompanying proxy to our stockholders on or about April 15, 2020. Our 2019 Annual Report to Stockholders will be included in the mailing of the notice of the annual meeting, this proxy statement and proxy to our stockholders.
QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:	Our 2020 annual meeting of stockholders will be held on June 15, 2020 at 10:00 A.M. (PT). The meeting will be held at the Company’s offices at 1520 E. Grand Avenue, El Segundo, California 90245.

Q:	Could emerging developments regarding the coronavirus (COVID-19) affect our ability to hold an in-person annual meeting?

A:
We are closely monitoring the developments regarding the coronavirus (COVID-19). Although we currently intend to hold our annual meeting in person at our offices, we are sensitive to the public health and travel concerns stockholders may have and the requirements that federal, state, and local governments may impose. In the event we determine that we need to conduct our annual meeting solely by means of remote communication, we will announce the change and provide instructions on how stockholders can participate in the annual meeting via press release and by filing additional soliciting materials with the Securities and Exchange Commission. The press release will also be available on our website at www.gcear.com. If you currently plan to attend the annual meeting in person, please check our website two weeks prior to the annual meeting.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to:

•	elect seven directors, each to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualify;

•	ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

•	approve the Griffin Capital Essential Asset REIT, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan (the “Amended and Restated Plan”);

•	approve, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers (“say on pay” vote);

•	approve, on an advisory (non-binding) basis, the frequency of future stockholder say on pay votes; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.
Our Board of Directors is not aware of any matters that may be acted upon at the annual meeting other than the matters set forth in the first five bullet points listed above.

Q:	Who can vote at the meeting?

A:
Stockholders of record on April 1, 2020, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock, including shares of Class A, Class AA, Class AAA, Class T, Class D, Class S, Class I and Class E common stock that they hold on that date. As of the record date, we had 229,635,183 shares of common stock issued, outstanding and eligible to vote.

Q:	How many votes do I have?

A:
Each outstanding share of Class A, Class AA, Class AAA, Class T, Class D, Class S, Class I and Class E common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:	You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;

•	via the Internet at www.proxyvote.com; or

•	via telephone at (800) 690-6903, you will be prompted to enter a control number that can be found on the proxy card.
Regardless of whether you intend to attend the annual meeting, we encourage you to vote by proxy in accordance with one of the methods described above. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. If you vote by proxy, you may still attend the annual meeting and vote in person. If you do so, any previous votes that you submitted, whether by mail, the Internet or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxies be voted?

A:
Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors as to (1) the election of directors, (2) the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020, (3) the approval of the Amended and Restated Plan, (4) the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say on pay”), and (5) the advisory (non-binding) vote on the frequency of future stockholder say on pay votes. If other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their best judgment in such matters.

Q:	What are the Board of Directors' voting recommendations?

A:	Our Board of Directors recommends that you vote:

•	“FOR ALL” of the nominees to our Board of Directors;

•	“FOR” the ratification of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020;

•	“FOR” the approval of the Amended and Restated Plan;

•	“FOR” the advisory (non-binding) proposal regarding the compensation paid to our Named Executive Officers (“say on pay”); and

•	“1 YEAR” in connection with the proposal regarding an advisory (non-binding) vote on the frequency of future stockholder say on pay votes.

Q:	How can I change my vote or revoke my proxy?

A:
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet or telephone), by attending the annual meeting and voting in person or by written notice addressed to: Griffin Capital Essential Asset REIT, Inc., Attention: Secretary, 1520 E. Grand Avenue, El Segundo, California 90245. To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	What vote is required to approve each proposal?

A:
Election of Directors. The election of each of the nominees for director requires the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. There is no cumulative voting in the election of our directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Ratification of Appointment of Independent Accounting Firm. The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Approval of the Amended and Restated Plan. Approval of the Amended and Restated Plan requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Approval of Say on Pay. Approval of the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say on pay”) requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.
Approval of Say on Pay Frequency. Approval of the advisory (non-binding) vote on the frequency of future stockholder say on pay votes requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal. As an advisory vote, this proposal is not binding upon us. Our Board of Directors will consider the outcome of the vote when determining the frequency of holding future stockholder say on pay votes.

Q:	What constitutes a "quorum"?

A:
The presence at the annual meeting, in person or represented by proxy, of stockholders entitled to cast fifty percent (50%) of all the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:
We will bear the entire cost of the solicitation of proxies from our stockholders.  We have retained Broadridge Financial Solutions, Inc. to assist us in connection with the solicitation of proxies for the annual meeting. Broadridge Financial Solutions, Inc. will be paid fees of approximately $300,000 plus out-of-pocket expenses, for its basic solicitation services, which include printing and review of proxy materials and our annual report, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:
The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders, which allows us to send a single set of any annual report and/or proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Griffin Capital Essential Asset REIT, Inc., Attention: Secretary, 1520 E. Grand Avenue, El Segundo, California 90245 or call us at (310) 469-6100. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year's annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:
In order for a stockholder proposal to be properly submitted for presentation at our annual meeting next year, we must receive written notice of the proposal at our executive offices during the period beginning on December 16, 2020 and ending January 15, 2021. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than December 16, 2020. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Griffin Capital Essential Asset REIT, Inc., Attention: Secretary, 1520 E. Grand Avenue, El Segundo, California 90245 or call us at (310) 469-6100. For additional information, see the “Stockholder Proposals” section in this proxy statement.

Q:	Who can help answer my questions?

A:
If you have any questions about the annual meeting, any of the proposals, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Broadridge Financial Solutions, Inc. at: (855) 976-3332. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. (Eastern).

BOARD OF DIRECTORS
General
We operate under the direction of our Board of Directors, the members of which are accountable to us and our stockholders as fiduciaries. Our Board of Directors is responsible for the management and control of our affairs. Our Board of Directors consists of Kevin A. Shields, our Executive Chairman, Michael J. Escalante, our Chief Executive Officer and President, and five independent directors, Kathleen S. Briscoe, Gregory M. Cazel, Ranjit M. Kripalani, J. Grayson Sanders and Samuel Tang, each of whom have been nominated by our Board of Directors for re-election to serve until our 2021 annual meeting of stockholders or until his or her successor is elected and qualifies. For more detailed information on our directors, see the “Information Regarding Our

Directors” section below. Our Board of Directors has formed the following four committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, and the Capital Committee.
Leadership Structure
Kevin A. Shields serves as the Chairperson of the Board of Directors, as well as our Executive Chairman. Our Board of Directors does not have a lead independent director, as we believe that the current size of our Board of Directors permits all of our independent directors to actively participate in this oversight role. We are currently in the process of evaluating our leadership structure, including the potential appointment of an independent Chairman.
Meetings of our Board of Directors
During 2019, our Board of Directors held 14 meetings. During 2019, each incumbent director attended at least 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings of the committees on which they served.
Director Independence
While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our Board of Directors and each committee of our Board of Directors are “independent” as determined by our Board of Directors by applying the definition of “independent” adopted by the New York Stock Exchange (“NYSE”), consistent with the NASAA Statement of Policy Regarding Real Estate Investment Trusts and applicable rules and regulations of the SEC. Our Board of Directors has determined that Messrs. Tang, Sanders, Kripalani, and Cazel and Ms. Briscoe each meet the relevant definition of “independent.”
Board of Directors Membership Criteria and Director Selection
Our Board of Directors has a Nominating and Corporate Governance Committee, which among other things, assists our Board of Directors in fulfilling its responsibilities with respect to director nominations. The Nominating and Corporate Governance Committee annually reviews with our Board of Directors the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our Board of Directors. This assessment includes, in the context of the perceived needs of our Board of Directors at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company and the ability of the candidate to attend Board of Directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our Board of Directors shall be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.
Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall Board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our Board of Directors. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our Board of Directors.
While our full Board of Directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our Board of Directors has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with our Chief Executive Officer and other senior management. Pursuant to our charter, however, the directors must nominate replacements for any vacancies among the director positions.
The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our Board of Directors; it then recommends director nominees who are voted on by our full Board of Directors. In recommending director nominees to our Board of Directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and management of the Company. The Nominating and Corporate Governance Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. For additional information regarding stockholder nominations of directors and stockholder proposals, please see the “Stockholder Proposals” section of this proxy statement on page 54.
In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.
With respect to the current nominees to our Board of Directors, whose backgrounds and experience are described in greater detail below, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered Kevin A. Shields’ active participation in the management of our operations and his extensive experience in the real estate and real estate financing industries, Mr. Escalante’s broad experience in the real estate industry, Mr. Tang’s extensive experience in the private equity and real estate industries, Mr. Sanders’ decades of experience in the real estate industry and significant experience raising equity capital, Ms. Briscoe’s years of experience in real estate investing and investment management experience, Mr. Cazel’s decades of experience in the mortgage industry and real estate finance industry and his 10 years of experience as a director of REITs, and Mr. Kripalani’s extensive real estate and business experience and his several years of experience as a director of a REIT in determining to recommend each of them for nomination to our Board of Directors. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Tang, Sanders, Cazel, and Kripalani and Ms. Briscoe relative to the needs of the committees of our Board of Directors in determining to recommend them for nomination.
Information Regarding Our Directors
Included below is certain information regarding our directors. Each of our directors is elected annually to serve for a one-year term. No family relationships exist between any directors or executive officers, as such term is defined in Item 401 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Name	Age	Position(s)	Period with Company
Kevin A. Shields	61	Chairman of the Board of Directors and Executive Chairman	11/2013 - present
Michael J. Escalante	59	Chief Executive Officer, President and Director	11/2013 - present
Kathleen S. Briscoe	60	Independent Director	3/2016 - present
Gregory M. Cazel	57	Independent Director	4/2019 - present
Ranjit M. Kripalani	60	Independent Director	4/2019 - present
J. Grayson Sanders	79	Independent Director	3/2016 - present
Samuel Tang	59	Independent Director	2/2015 - present
Kevin A. Shields, our Executive Chairman and the Chairman of our Board of Directors, has been an officer and director since November 2013. Mr. Shields served as Chief Executive Officer of the entity formerly known as Griffin Capital Essential Asset REIT, Inc. (“EA-1”) from 2008 until December 2018. Mr. Shields is also the Chief Executive Officer of Griffin Capital Company, LLC (“GCC”), which he founded in 1995 and which indirectly owns our dealer manager. Mr. Shields served as the Chief Executive Officer of our dealer manager until June 2017. Mr. Shields also currently serves as President and trustee of Griffin Institutional Access Real Estate Fund (“GIA Real Estate Fund”), positions he has held since November 2013; and as President and trustee of Griffin Institutional Access Credit Fund (“GIA Credit Fund”), positions he has held since January 2017. He also serves as a non-voting special observer of the board of directors of Griffin American Healthcare REIT III, Inc. (“GAHR III”) and Griffin American Healthcare REIT IV, Inc. (“GAHR IV”), both of which are public non-traded REITs co-sponsored by GCC, and as a member of the investment committee of the advisor of GAHR III. Before founding GCC, Mr. Shields was a Senior Vice President and head of the Structured Real Estate Finance Group at Jefferies & Company, Inc. in Los Angeles and a Vice President in the Real Estate Finance Department of Salomon Brothers Inc. in both New York and Los Angeles. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields graduated from the University of California at Berkeley where he earned a J.D. degree from Boalt Hall School of Law, an M.B.A. from the Haas Graduate School of Business, graduating Summa Cum Laude with Beta Gamma Distinction, and a B.S. from Haas Undergraduate School of Business, graduating with Phi Beta Kappa distinction. Mr. Shields is an inactive member of the California Bar. Mr. Shields is a full member of the Urban Land Institute and frequent guest lecturer at the Haas Graduate School of Business. Mr. Shields is also a member of the Policy Advisory Board for the Fisher Center for Real Estate at the Haas School of Business, the Chair Emeritus of the board of directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.
We believe that Mr. Shields’ extensive experience in the real estate and real estate financing industries support his appointment to our Board.
Michael J. Escalante is our Chief Executive Officer, President and a director. He has been our President since our formation, a director since February 2015, and our Chief Executive Officer since April 2019. Mr. Escalante served as the Chief Executive Officer of EA-1 from December 2018 to April 2019; the President of EA-1 from June 2015 to April 2019; and Chief Investment Officer of EA-1 from August 2008 to December 2018. Mr. Escalante also served as GCC’s Chief Investment Officer from June 2006 until December 2018. He also served as a member of the investment committee of the advisor of GIA Real Estate Fund from June 2014 to March 2020. With more than 30 years of real estate related investment experience, he has been responsible for completing in excess of $13.4 billion of commercial real estate transactions throughout the United States. Prior to joining GCC in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President - Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the firm’s Western U.S. Regional Director with bottomline responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles, and a B.S. in Commerce from Santa Clara University. Mr. Escalante is a full member of the Urban Land Institute and active in many civic organizations.
We believe that Mr. Escalante’s broad experience in the real estate industry and his years of service at GCC and its affiliates support his appointment to our Board.
Kathleen S. Briscoe is one of our independent directors and is a member of our Nominating and Corporate Governance Committee and the chairperson of our Capital Committee. She has been one of our independent directors since March 2016. Since March 2018, Ms. Briscoe has served as a Partner and Chief Capital Officer at Dermody Properties. She has also served as an advisor to Arixa Capital since November 2017. From March 2016 to March 2017, Ms. Briscoe served as a consultant at Cordia Capital Management, LLC, a privately owned real estate investment management company, where from November 2013 to March 2016, she held the positions of Chief Operating Officer and Chief Investment Officer for real estate, overseeing approximately $100 million of commercial real estate investments per year throughout the Western United States. From November 2011 to November 2013, Ms. Briscoe was a real estate consultant with Institutional Real Estate, Inc. and Crosswater Realty Advisors. From 2009 to 2011, Ms. Briscoe was the Chief Investment Officer for the IDS Real Estate Group in Los

Angeles, California, where she managed two joint ventures with CalSTRS. From 2008 to 2009, Ms. Briscoe was a real estate consultant with Crosswater Realty Advisors, where she worked with CalPERS analyzing its real estate fund managers. From 2007 to 2008, she was a Managing Director and the head of the Los Angeles office for Buchanan Street Partners, a real estate investment management company. From 1987 to 2007, Ms. Briscoe was a Shareholder at Lowe Enterprises, a real estate investment, asset management, and development company, where she managed the firm’s investment clients, was a key member of a value-add private REIT, managed a portfolio, and served on the Executive Committee and as a voting member of the Investment Committee. Ms. Briscoe received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. Ms. Briscoe is an independent director of the Resmark Companies, a national private equity firm focused on real estate and of Crescent Capital SPAC (chair of Audit Committee since March 2019), and an independent director of Crescent Capital BDC, Inc. since December 2019. Ms. Briscoe is a council member of the Urban Land Institute, an advisory board member for Institutional Real Estate, Inc., has been an executive member of the National Association of Real Estate Investment Managers, and is active in a number of other real estate organizations.
We believe Ms. Briscoe’s years of experience in real estate investing and investment management experience, as well as her background in the commercial real estate industry generally, support her appointment to our Board.
Gregory M. Cazel is one of our independent directors and is the chairperson of our Nominating and Corporate Governance Committee and a member of our Capital Committee. He has been one of our independent directors since April 2019. From February 2009 to April 2019, he served as an independent director of EA-1. Since December 2015, Mr. Cazel has been a Regional Loan Originator for HUNT Real Estate Capital in Chicago. His responsibilities include originating CMBS, balance sheet equity and Fannie Mae and Freddie Mac loans for the company. Mr. Cazel previously served as one of our independent directors from April 2014 to June 2016. From May 2013 to November 2015, Mr. Cazel was a Managing Director in the Real Estate Capital Markets division of Wells Fargo Bank, NA, in Chicago, where he originated both CMBS and balance sheet loans for the bank, working with mortgage bankers and direct borrowers throughout the Midwest. Prior to that, Mr. Cazel was an Executive Vice President with A10 Capital beginning in June 2010, and became a Principal in the firm in October 2010. A10 Capital specializes in financing commercial real estate and providing advisory and management services for the workout of all types of troubled loans and real estate assets. From October 2009 to April 2010, Mr. Cazel was the Midwest Regional Director for Real Estate Disposition Corp., LLC, a real estate auction marketing firm, specializing in selling residential, commercial, multi-family and hospitality properties and land, as well as performing and non-performing notes and loan pools. Mr. Cazel is also President of Midwest Residential Partners, LLC, a private real estate investment firm, which he formed in July 2008. Mr. Cazel has more than 34 years of commercial real estate finance, acquisition, loan origination and securitization, mortgage banking, underwriting, analysis, and investment experience. Throughout his career, Mr. Cazel has been responsible for closing in excess of $5.0 billion of commercial real estate loans including fixed-rate, floating-rate, and mezzanine financings throughout the United States. From January 2009 to October 2009, Mr. Cazel was a Partner with Prairie Realty Advisors, Inc., a mortgage banking firm. From April 2007 to June 2008, Mr. Cazel was an Executive Director with Dexia Real Estate Capital Markets Company, a Division of Dexia Bank, a Belgium-based financial institution, where he was responsible for establishing the Chicago office and managing the Midwest presence for the CMBS loan program. From 1999 to April 2007, Mr. Cazel was a Vice President at JP Morgan Mortgage Capital where he ran a commercial loan production team that closed over $3.6 billion in permanent, floating, and mezzanine loans, representing the highest loan production volume in the country for JP Morgan during his tenure. Mr. Cazel earned a B.A. in the Liberal Arts and Sciences College, with a concentration in Real Estate and Finance, from the University of Illinois.
We believe that Mr. Cazel’s decades of experience in the mortgage industry and real estate finance industry and his 10 years of experience as a director of REITs support his appointment to our Board.
Ranjit M. Kripalani is one of our independent directors and is a member of our Audit Committee and the chairperson of our Compensation Committee. He has been one of our independent directors since April 2019. From January 2017 to April 2019, he served as an independent director of EA-1. From 2009 to 2014, Mr. Kripalani served as the chief executive officer of CRT Capital Group LLC, an institutionally focused broker dealer. Prior to joining

CRT Capital Group LLC, Mr. Kripalani worked at Countrywide Capital Markets, Inc. and Countrywide Financial Corporation from 1998 to 2008, where he served in a number of roles, including as president of capital markets and executive managing director of Countrywide Financial Corp. and chief executive officer and president of Countrywide Capital Markets from 2001 to 2008. Mr. Kripalani also served as president and chief executive officer of Countrywide Securities Corporation from 2000 to 2008 and was the executive vice president and national sales manager for Countrywide Securities Corporation from 1998 to 2000. Prior to joining Countrywide, Mr. Kripalani served as managing director and head of mortgage trading for Chase Securities, Inc. from 1995 to 1998, and as managing director and head of mortgage trading for PaineWebber, Inc. from 1985 to 1995. Mr. Kripalani also currently serves on the board of directors of Western Asset Mortgage Corp., a position he has held since 2014. Mr. Kripalani has a B.A. in International Relations from Tufts University and a Graduate Diploma in Business Studies from the London School of Economics.
We believe that Mr. Kripalani’s extensive real estate and business experience and his several years of experience as a director of a REIT supports his appointment to our Board.
J. Grayson Sanders is one of our independent directors and is a member of our Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. He has been one of our independent directors since March 2016. Mr. Sanders also serves as an independent director on the board of directors of GAHR III, a position he has held since February 2014. Since March 2013, Mr. Sanders has served as the Co-Founder, President and Chief Investment Officer of PREDEX Capital Management, a registered investment adviser. Mr. Sanders has also served as the Co-Founder and Chief Executive Officer of Mission Realty Advisors, the majority owner of PREDEX Capital Management and provider of advisory and equity capital raising services to institutional quality real estate operators, since February 2011. From March 2009 to March 2010, Mr. Sanders served as Chief Executive Officer of Steadfast Capital Markets Group, where he managed the development and registration of Steadfast Income REIT, a non-traded REIT, and oversaw the development of that company’s FINRA registered managing broker-dealer. From November 2004 to March 2009, Mr. Sanders served as President of CNL Fund Advisors Company in Orlando, where he created and managed a global REIT mutual fund, and served as President of CNL Capital Markets, which focused on wholesale distribution of non-traded REITs and private placements plus ongoing servicing of thousands of investors. Prior to joining CNL, Mr. Sanders served from 2000 to 2004 as a Managing Director with AIG Global Real Estate Investment Corp. in New York, where he managed product development and capital formation for several international real estate funds for large institutional investors investing in Europe, Asia and Mexico. From 1997 to 2000, Mr. Sanders was the Executive Managing Director for CB Richard Ellis Investors where he was involved in product development and placement with institutional investors. From 1991 to 1996, Mr. Sanders served as the Director of Real Estate Investments for Ameritech Pension Trust, where he managed a $1.5 billion real estate portfolio within the $13 billion defined benefit plan. Mr. Sanders has also previously served on the board of directors of both the Pension Real Estate Association and the National Association of Real Estate Investment Trusts, where he was Co-Chairman of its Institutional Investor Committee. He has also served on the board of directors of several non-profits. Mr. Sanders has been a frequent speaker at trade association events and other forums over his entire career. Mr. Sanders received a B.A. in History from the University of Virginia and an M.B.A. from Stanford Business School. He attended Officer Candidate School and served for over four years in the Navy, attaining the rank of Lieutenant.
We believe that Mr. Sanders’ decades of experience in the real estate industry, including as a director of a non-traded REIT, and his significant experience raising equity capital support his appointment to our Board.
Samuel Tang is one of our independent directors and is the chairperson of our Audit Committee and a member of our Compensation Committee and Capital Committee. He has been one of our independent directors since March 2016. Mr. Tang has over 25 years of experience in private equity and real estate investing. From 2008 to the present, Mr. Tang has been a Managing Partner of TriGuard Management LLC, an entity which he cofounded and which acquires private equity fund-of-funds in the secondary market and serves as a platform for other private equity investment businesses. He is also a co-founder and Managing Partner of Montauk TriGuard Management Inc. since 2004 to the present, where he is responsible for sourcing, analyzing, structuring, and closing the acquisition of private equity funds in the secondary market. From 1999 to 2004, Mr. Tang was Managing Director, Equities, of Pacific Life Insurance Company, where he co-chaired the workout committee to maximize recovery on bond investments and worked on various strategic and direct equity investments. Before joining Pacific Life Insurance Company, from 1989 to 1999, he was a Managing Partner at The Shidler Group, a specialized private equity firm focused on finance, insurance and real estate companies. Mr. Tang was also previously a Manager in Real Estate Consulting with KPMG Peat Marwick Main and a Senior, CPA with Arthur Young. Mr. Tang has an M.B.A. in Finance from the University of California, Los Angeles and a B.S. in Accounting from the University of Southern California. Mr. Tang also currently serves in leadership positions, including as a member of the board of directors with several private equity fund advisory, corporate and charitable entities.
We believe that Mr. Tang’s extensive experience in the private equity and real estate industries support his appointment to our Board.
PROPOSAL 1 - ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of all seven members of our Board of Directors. Each person elected will serve as a director until our 2021 annual meeting of stockholders and until his or her successor is elected and qualifies. Our Board of Directors has nominated the following people for re-election as directors:

•	Kevin A. Shields

•	Michael J. Escalante

•	Kathleen S. Briscoe

•	Gregory M. Cazel

•	Ranjit M. Kripalani

•	J. Grayson Sanders

•	Samuel Tang
Each of the nominees is a current member of our Board of Directors. Detailed information on each nominee is provided above.
If any nominee becomes unable or unwilling to stand for re-election, our Board of Directors may designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Board of Directors Recommendation
Each of the seven nominees for re-election as a director will be elected at the annual meeting if a quorum is present at the annual meeting and a majority of shares present in person or by proxy and entitled to vote at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically strike from the list provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” NOMINEES LISTED FOR RE-ELECTION AS DIRECTORS.
Vote Required
The election of each of the nominees for director requires the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. There is no cumulative voting in the election of our directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

CORPORATE GOVERNANCE
Business Overview
We are a self-managed real estate investment trust (“REIT”) organized primarily with the purpose of acquiring single tenant net lease properties essential to the business operations of the tenant. As of December 31, 2019, our portfolio consisted of 99 office and industrial properties (122 buildings), totaling 27 million rentable square feet, located in 25 states, representing a total enterprise value of approximately $4.6 billion.
On April 30, 2019, (i) EA-1 merged with and into Globe Merger Sub, LLC (“Merger Sub”), with Merger Sub surviving as our direct, wholly-owned subsidiary (the “Company Merger”) and (ii) Griffin Capital Essential Asset Operating Partnership II, L.P. (the “GCEAR II Operating Partnership”), merged with and into the EA-1 Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with the EA-1 Operating Partnership (and now known as our “Current Operating Partnership”) surviving the Partnership Merger. In addition, on April 30, 2019, following the Partnership Merger, Merger Sub merged into us. On May 28, 2019, our Board of Directors approved the change of our name to “Griffin Capital Essential Asset REIT, Inc.”
Corporate Responsibility - Environmental, Social, and Governance
We are committed to conducting our business in a manner which benefits all of our stakeholders and ensures a lasting and positive impact from our operations. As a result, we measure our success not only by our ability to generate profits but also our ability to reduce our impact on the environment, affect positive social change in our community and conduct our operations in accordance with the highest ethical standards. To achieve this, we are developing a comprehensive environmental, social and governance policy which we will rigorously adhere to. This policy, which we intend to update regularly as applicable, is briefly summarized below but can be read in full by visiting our website at www.gcear.com.
Environmental Responsibility
We strive to consciously manage our operations in a way that minimizes our impact on the environment and promotes sustainability. At our headquarters, we leverage the latest technology to minimize our energy use, such as efficient and automated lighting systems, moderation and monitoring of heating and air conditioning, and recycling paper, plastics, metals and electronics. In addition, we encourage all of our employees to adopt sustainable best practices. For example, we promote the use of electronic communication over printing whenever possible and have implemented electronic approval systems. We also encourage our employees to use clean modes of transportation by providing safe bicycle storage areas as well as free electric vehicle charging stations.
Within our portfolio, we own multiple LEED certified and Energy Star certified properties and work with tenants to implement energy efficiency wherever possible. We also ensure that all acquisitions receive thorough environmental screenings and impact assessments and strive to implement the latest in sustainable technology when developing or improving our properties.
Social Impact
We believe our employees are our greatest asset, and we pride ourselves on the diversity they bring to our firm. Because of this we have implemented a number of programs to foster not only their professional growth but also their growth as global citizens. All of our employees are provided with a comprehensive benefits and wellness package which includes high-quality medical, dental and vision insurance, life insurance, 401(k) matching, long-term incentive plans, educational grants, fitness programs and much more.
We also feel that one of the keys to our success is our ability to benefit from a wide range of opinions and experiences. We believe the best way to accomplish this is through promoting racial, gender, and generational diversity across all layers of our organization. As of January 31, 2020, 47.0% of our employees are minorities and 40% are females. In addition, our seven-member Board of Directors is composed of 57.0% females or minorities.

Generationally, our organization is composed of 53.3% Millennials, 26.7% Generation X, and 20.0% Baby Boomers.
Our social policy extends beyond the individuals within our organization and includes our ability to have a positive impact on the community around us. Throughout our organization, we have a shared passion and dedication to giving back and for this reason we co-founded the Griffin Charitable Initiative, a program through which we actively contribute our time and resources to support charitable causes.
Corporate Governance
We believe maintaining a rigorous corporate governance framework is essential to the success of our organization and we pride ourselves on diligently adhering to policies and procedures that ensure transparency, accountability, oversight and risk minimization across all levels of the Company. This includes numerous committees of our Board of Directors, comprised solely of independent directors, which oversee a wide range of matters such as investment activities, executive compensation, ESG policies and any conflict of interest related matters.
We also adhere to what we believe to be industry leading policies to ensure our management and employees are acting in a manner which protects the best interest of our stakeholders. This includes our ESG Policy as well as a Code of Ethics, Whistleblower Policy, Insider Trading Policy, Cybersecurity Policy and much more.
Risk Management Role of the Board
As part of its oversight role, our Board of Directors actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. The Board of Directors’ risk management role has no impact on its leadership structure. The Audit Committee of our Board of Directors, which consists solely of independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.
Audit Committee
Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which assists the Board in fulfilling its responsibilities to stockholders concerning our financial reporting and internal controls and facilitates open communication among the Audit Committee, the Board, outside auditors and management. Our Audit Committee adopted a charter on July 21, 2014, which was most recently amended and restated on August 8, 2019 (the “Audit Committee Charter”), and was ratified by our Board. A copy of our Audit Committee Charter is available in the “Corporate Governance” section of our website, www.gcear.com. The Audit Committee assists our Board by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; (5) considering the range of audit and non-audit fees; and (6) reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.
The members of the Audit Committee are three of our independent directors, Samuel Tang, Ranjit M. Kripalani, and J. Grayson Sanders, each of whom is also independent as defined in Rule 10A-3 under the Exchange Act, with Mr. Tang serving as Chairperson of the Audit Committee. Our Board has determined that Mr. Tang satisfies the requirements for an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and has designated Mr. Tang as the audit committee financial expert in accordance with applicable SEC rules. The Audit Committee held four meetings during 2019.

Nominating and Corporate Governance Committee
General
Our Nominating and Corporate Governance Committee adopted a charter on July 21, 2014, which was most recently amended and restated on December 17, 2019 and ratified by our Board of Directors (the “Nominating and Corporate Governance Committee Charter”). A copy of our Nominating and Corporate Governance Committee Charter is available in the “Corporate Governance” section of our website, www.gcear.com. The Nominating and Corporate Governance Committee’s primary focus is to assist our Board of Directors in fulfilling its responsibilities with respect to director nominations, corporate governance, Board of Directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our Board of Directors in this regard by: (1) identifying individuals qualified to serve on our Board of Directors, consistent with criteria approved by our Board of Directors, and recommending that our Board of Directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our Board of Directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our Board of Directors; (4) overseeing an annual evaluation of our Board of Directors, each of the committees of our Board of Directors and management; (5) developing and recommending to our Board of Directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our Board of Directors; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving any of our affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations.
The members of the Nominating and Corporate Governance Committee are three independent directors, Gregory M. Cazel, Kathleen S, Briscoe, and J. Grayson Sanders, with Mr. Cazel serving as Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held three meetings during 2019.
Corporate Governance
Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full Board of Directors.
The Nominating and Corporate Governance Committee also, from time to time, reviews the governance structures and procedures of the Company and suggests improvements thereto to our full Board of Directors. Such improvements, if adopted by the full Board of Directors, shall be incorporated into the written guidelines.
Periodic Evaluations
The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our Board of Directors, each of the other committees of our Board of Directors and management.
Conflicts of Interest
The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our charter and Code of Ethics, as well as applicable laws, rules and regulations.
Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or could act upon include, but are not limited to, the following:

•	the continuation, renewal or enforcement of agreements with our affiliates, including the following significant agreements:

•	the administrative services agreement (the “Administrative Services Agreement”) that we assumed, in connection with the Mergers, as the successor of EA-1 and the EA-1 Operating Partnership;

•	the dealer manager agreement (as amended, the “Dealer Manager Agreement”) with our dealer manager, Griffin Capital Securities, LLC;

•	property sales or acquisitions; and

•	other transactions with affiliates.
Compensation Committee
Our Compensation Committee adopted a charter on November 2, 2016, which was most recently amended and restated on August 8, 2019 and ratified by our Board of Directors (the “Compensation Committee Charter”). A copy of our Compensation Committee Charter is available in the “Corporate Governance” section of our website, www.gcear.com. The primary focus of the Compensation Committee is to assist our Board of Directors in fulfilling its responsibilities with respect to officer and director compensation. Prior to the establishment of the Compensation Committee, our Board of Directors fulfilled all of the responsibilities with respect to officer and director compensation. The Compensation Committee assists our Board of Directors in this regard by: (1) reviewing and approving our corporate goals with respect to compensation of executive officers; (2)  reviewing and acting on compensation levels and benefit plans for our executive officers, (3) recommending to our Board of Directors compensation for all non-employee directors, including Board of Directors and committee retainers, meeting fees and equity-based compensation; (4) administering and granting awards under, our Employee and Director Long-Term Incentive Plan; and (5) setting the terms and conditions of such awards in accordance with the Employee and Director Long-Term Incentive Plan. The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations.
The members of the Compensation Committee are three independent directors, Ranjit M. Kripalani, Samuel Tang, and J. Grayson Sanders, with Mr. Kripalani serving as Chairperson of the Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is a “non-employee director” as defined in the SEC’s Rule 16b-3. The Compensation Committee held nine meetings during 2019.
Capital Committee
Our Capital Committee is comprised of Ms. Briscoe and Messrs. Tang and Cazel, all independent directors. Ms. Briscoe currently serves as the chairperson of our Capital Committee. Our Capital Committee operates pursuant to a written charter adopted by our Board of Directors on August 8, 2019 (the “Capital Committee Charter”). Our Capital Committee Charter sets forth the Capital Committee’s specific functions and responsibilities. The primary responsibilities of our Capital Committee include:

•	assisting our Board of Directors in fulfilling its oversight responsibilities with respect to acquisitions, dispositions, development projects, financings and other similar investments by us;

•	assisting our executive officers and management in evaluating and formulating proposed investments; and

•	reviewing and assessing proposed investments in light of our strategic goals and objectives.
Stockholder Communications with Directors
We have established several means for stockholders to communicate concerns to our Board of Directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairperson of the Audit Committee of our Board of Directors in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Nominating and Corporate Governance Committee of our Board of Directors in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary's determination.
Though we have no formal policy on the matter, we encourage all of the members of our Board of Directors to attend our annual meeting of stockholders. All of the directors serving at the time of the 2019 annual meeting attended such meeting.
Code of Ethics
Our Board adopted a Code of Ethics and Business Conduct on July 21, 2014, which was amended and restated on November 2, 2016, and was further amended and restated on August 8, 2019 (the “Code of Ethics”), and which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors and our officers. We make sure that each individual subject to the Code of Ethics acknowledges reviewing and receipt thereof. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available in the “Corporate Governance” section of our website, www.gcear.com. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website.
Hedging Company Securities
Our Insider Trading Policy Statement prohibits our directors, executive officers, any other persons as may be designated from time to time and informed of such status by the Company’s Compliance Officer, and any family and any household members of such directors, executive officers and other designated persons from engaging in any transaction involving the Company’s securities (including a stock plan transaction such as an option exercise, gift, loan, pledge, hedge, contribution to a trust or any other transfer) without first obtaining pre-clearance of the transaction from the Company’s Compliance Officer.

EXECUTIVE OFFICERS
Included below is certain information regarding our executive officers. Our executive officers are elected annually by our Board and serve at the discretion of our Board.

Name	Age	Position(s)	Period with Company
Kevin A. Shields	61	Chairman of the Board of Directors and Executive Chairman	11/2013 - present
Michael J. Escalante	59	Chief Executive Officer, President and Director	11/2013 - present
Javier F. Bitar	58	Chief Financial Officer and Treasurer	6/2016 - present
Howard S. Hirsch	54	Chief Legal Officer and Secretary	6/2014 - present
Louis K. Sohn	45	Managing Director, Acquisitions & Corporate Finance	4/2019 - present
Scott Tausk	61	Managing Director, Asset Management	4/2019 - present
Nina Momtazee Sitzer	52	Executive Vice President and General Counsel	6/2019 - present
Bryan K. Yamasawa	53	Chief Accounting Officer	12/2018 - present
Julie A. Treinen	60	Managing Director, Asset Management	11/2013 - present
Travis W. Bushman	42	Managing Director, Asset Management	12/2018 - present
Mark Chrisman	48	Managing Director, Asset Management	12/2018 - present
David J. Congdon	59	Managing Director, Corporate Strategy	6/2019 - present
Craig J. Phillips	59	Managing Director, Industrial Properties	9/2019 - present
Kevin A. Shields is our Executive Chairman and the Chairman of our Board of Directors and has been an officer and director since November 2013. Additional information regarding Mr. Shields is provided above under “BOARD OF DIRECTORS-Information Regarding Our Directors.”
Michael J. Escalante is our Chief Executive Officer, President and a director. He has been our President since our formation, a director since February 2015, and our Chief Executive Officer since April 2019. Additional information regarding Mr. Escalante is provided above under “BOARD OF DIRECTORS-Information Regarding Our Directors.”
Javier F. Bitar is our Chief Financial Officer and Treasurer, and has served in that capacity since June 2016. Mr. Bitar served as Chief Financial Officer and Treasurer of EA-1 from June 2016 to April 2019. Mr. Bitar has over 33 years of commercial real estate related accounting and financial experience, including over 20 years of senior management-level experience. Mr. Bitar has been involved in over $11 billion of real estate transactions. Prior to joining GCC, from July 2014 to May 2016, Mr. Bitar served as the Chief Financial Officer of New Pacific Realty Corporation, a real estate investment and development company. From January 2014 to July 2014, Mr. Bitar served as the Proprietor of JB Realty Advisors, a real estate consulting and advisory company. From July 2008 to December 2013, Mr. Bitar served as the Chief Operating Officer of Maguire Investments, where he was responsible for overseeing operating and financial matters for the company’s real estate investment and development portfolio. Mr. Bitar also served as Senior Investment Officer at Maguire Properties, Inc. from 2003 to 2008 and as Partner and Senior Financial Officer at Maguire Partners from 1987 to 2003. Mr. Bitar graduated Magna Cum Laude from California State University, Los Angeles, with a Bachelor of Business Administration degree and is a Certified Public Accountant in the State of California.
Howard S. Hirsch is our Chief Legal Officer and Secretary, positions he has held since April 2019. From June 2014 to April 2019, Mr. Hirsch served as our Vice President and Secretary. Mr. Hirsch served as Chief Legal Officer and Secretary of EA-1 from December 2018 to April 2019. Prior to that, he served as EA-1's Vice President and Assistant Secretary from January 2015 until December 2018. Mr. Hirsch served as Vice President and Assistant Secretary of GIA Real Estate Fund from January 2015 to March 2020; and as Vice President and Assistant Secretary of GIA Credit Fund from January 2017 to March 2020. Mr. Hirsch served as Vice President and General Counsel - Securities of GCC from June 2014 until December 2018. He also served as a member of the investment committee of the advisor of GIA Credit Fund until March 2020. Prior to joining GCC in June 2014, Mr. Hirsch was a shareholder at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. From July 2007 through the time he joined Baker Donelson in April 2009, Mr. Hirsch was counsel at the law firm of Bryan Cave LLP. Prior to joining Bryan Cave LLP, from July 1999 through July 2007, Mr. Hirsch worked at the law firm of Holland and Knight LLP, where he was an associate and then a partner. Mr. Hirsch has over 20 years of experience in public securities offerings, SEC reporting, corporate and securities compliance matters, and private placements. He previously handled securities, transactional and general corporate matters for various publicly-traded and non-traded REITs. Mr. Hirsch’s experience also includes registrations under the Securities Act and the 1940 Act, reporting under the Exchange Act, and advising boards of directors and the various committees of public companies. He has counseled public companies on corporate governance best practices and compliance matters, and has represented issuers on SEC, FINRA, and “Blue Sky” regulatory matters in connection with registrations of public offerings of non-traded REITs and real estate partnerships. He also has experience representing broker dealers on various FINRA compliance matters. Mr. Hirsch earned his B.S. degree from Indiana University and his J.D. degree from The John Marshall Law School in Chicago, Illinois.
Louis K. Sohn is our Managing Director, Acquisitions & Corporate Finance and has held that position since April 2019. From December 2018 to April 2019, Mr. Sohn was the Managing Director, Acquisitions & Corporate Finance of EA-1. Mr. Sohn joined GCC in 2006 as Vice President - Acquisitions and became Senior Vice President - Acquisitions in January 2012 and Director - Acquisitions in December 2014 until he resigned from GCC in December 2018 in connection with EA-1's self-administration transaction. Mr. Sohn is responsible for sourcing and underwriting acquisition opportunities for us. During Mr. Sohn's more than 15-year career in real estate, he has been responsible for over $4 billion of transactional volume including participating in numerous property acquisitions, debt placement, investment sales and note sale assignments. Prior to joining GCC, Mr. Sohn was an Associate Director with Holliday Fenoglio Fowler where he was instrumental in launching the firm's note sale advisory business. Prior to Holliday Fenoglio Fowler, Mr. Sohn was an Associate with Secured Capital Corp. in Los Angeles. Mr. Sohn began his real estate career as an Analyst with Column Financial, a securitized lender, in 1997. Mr. Sohn earned his B.S. in Economics from the Wharton School of the University of Pennsylvania.
Scott A. Tausk is our Managing Director, Asset Management and has held that position since April 2019. From December 2018 to April 2019, Mr. Tausk was the Managing Director, Asset Management of EA-1. Mr. Tausk joined GCC in 2013 as Managing Director - Asset Management until he resigned from GCC in December 2018 in connection with EA-1's self-administration transaction. Mr. Tausk has over 20 years of asset management experience, including 13 years as Managing Director of Asset and Portfolio Management for Transwestern Investment Company, where he led the execution of active business plans, including property repositioning, leasing, and operating efficiency across a 15 million square foot portfolio. In addition to asset management experience, Mr. Tausk has experience with real estate development, construction management, and third-party property management. He currently serves as an advisor to Gensler, a global architectural firm, where he helps Gensler connect with the commercial real estate owner. Mr. Tausk earned a B.S. in Civil Engineering from Purdue University and an MBA from the University of Chicago's Booth School of Business. Mr. Tausk is a registered Professional Engineer and a licensed Real Estate Managing Broker in the state of Illinois.
Nina Momtazee Sitzer is our Executive Vice President and General Counsel and has held those positions since June 2019. From December 2011 until she joined GCEAR, Ms. Sitzer was a partner in the real estate department at the law firm of DLA Piper LLP (US) in Chicago, Illinois. From 1994 until she joined DLA Piper, Ms. Sitzer was at Katten Muchin Rosenman in Chicago, Illinois, where she was also a partner in the real estate group. Ms. Sitzer has over 25 years of experience in a broad range of commercial real estate transactions, including asset and portfolio acquisitions and dispositions, development, secured financing arrangements, ground leases, management and leasing agreements, and space leasing transactions. Ms. Sitzer earned her B.A. from Emory University in Atlanta, Georgia, spent a year studying at the London School of Economics and Political Science, and earned her J.D. degree from Northwestern University Pritzker School of Law in Chicago, Illinois.
Bryan K. Yamasawa is our Chief Accounting Officer and has served in that capacity since August 2019. Mr. Yamasawa served as Chief Accounting Officer of GCC from April 2015 to December 2018. In December 2018, he became a direct employee of GCEAR. Mr. Yamasawa is also the Chief Accounting Officer of Griffin Capital Real Estate Company, LLC (“GRECO”) and has served in that capacity since December 2018. Mr. Yamasawa has over 28 years of experience related to domestic/international accounting and financial reporting, real estate investment trust tax matters, cash management, SOX compliance and assisting with acquisitions/ dispositions, debt financing and other capital market transactions. From January 2014 to April 2015, Mr. Yamasawa served as Senior

Vice President - Finance at Turner Impact Capital, LLC, a real estate private equity company. From September 2006 to August 2013, Mr. Yamasawa served as Vice President of Accounting and Finance at Alexandria Real Estate Equities, Inc., a publicly listed commercial real estate investment company. From December 2002 to September 2006, Mr. Yamasawa served as Senior Manager - Financial Reporting at Westfield America, Inc., a retail shopping center real estate investment trust subsidiary of a previously Australian publicly listed company. Mr. Yamasawa began his career in the Audit and Advisory Business Services group of Ernst & Young, LLP, where he spent over nine years providing services to public and private clients. Mr. Yamasawa graduated from California State University, Los Angeles, with a Bachelor of Business Administration and is a Certified Public Accountant in the State of California.
Julie A. Treinen is our Managing Director, Asset Management and has held that position since April 2019. From November 2013 to April 2019, she was our Vice President - Asset Management. Ms. Treinen was the Vice President - Asset Management of EA-1 from its formation until April 2019. Ms. Treinen joined GCC in September 2004 until she resigned from GCC in December 2018 in connection with EA-1's self-administration transaction. Before joining GCC, Ms. Treinen was a Vice President at Cornerstone Real Estate Advisers, Inc., a Hartford-based, SEC-registered real estate investment and advisory firm with $4.6 billion of assets under management. During her five years at Cornerstone, Ms. Treinen managed the acquisition diligence of approximately 1.2 million square feet of existing assets totaling $238 million, the development of five apartment joint venture projects totaling $152 million, and the disposition of five properties totaling $125 million. Ms. Treinen was also the senior asset manager for a $400 million portfolio of office, industrial and apartment investments. Prior to joining Cornerstone, from 1996 to 1999, Ms. Treinen was Director, Field Production at Northwestern Mutual Life in Newport Beach where she initiated, negotiated, and closed three development projects totaling over $100 million and three mortgage originations totaling over $100 million, and acquired four existing assets totaling over $50 million. Prior to joining Northwestern, from 1989 to 1996, Ms. Treinen was a Vice President at Prudential Realty Group in Los Angeles. Over the course of her seven-year tenure at Prudential, Ms. Treinen originated over $235 million in new commercial mortgage loans, structured and negotiated problem loan workouts, note sale and foreclosures totaling over $140 million and managed a portfolio of office, industrial and apartment investments totaling approximately $500 million. Prior to the real estate industry, Ms. Treinen spent several years in finance and as a certified public accountant. Ms. Treinen holds an M.B.A. degree from the University of California at Berkeley, and a B.A. degree in Economics from the University of California at Los Angeles.
Travis W. Bushman is our Managing Director Asset Management and has held that position since January 2020. From December 2018 to January 2020, he was our Senior Vice President, Asset Management. Mr. Bushman held that same position at GCC from January 2015 to December 2018. He was also the Vice President, Asset Management of GCC from October 2008 until December 2014. From August 2004 to September 2008, Mr. Bushman served as Vice President and Associate-Acquisitions for Argus Realty Investors, a real estate investment management company specializing in tenant-in-common investments, private exchange programs and real estate funds. During his four years at Argus, Mr. Bushman was involved in the acquisition and due diligence of over $800 million of commercial real estate transactions throughout the United States. Prior to Argus, Mr. Bushman was the Senior Information Manager for CB Richard Ellis in Orange County, California from December 1999 to July 2004. Mr. Bushman earned his B.A. in Economics from the University of Southern California.
Mark Chrisman is our Managing Director, Asset Management and has held that position since January 2020. From December 2018 to January 2020, he was our Senior Vice President, Asset Management. Mr. Chrisman held that same position at GCC from July 2017 to December 2018. During Mr. Chrisman’s more than 23-year career in commercial real estate, he has been a principal in over $2 billion in transactions, and has been integrally involved in many aspects of the industry, including asset management, acquisitions and dispositions, fund and portfolio management, and technology development. From October 2008 to June 2017, Mr. Chrisman was founder and CEO of MWCPartners and Real Integrated Technology, LLC.  The firms combined to provide executive-level commercial real estate consulting, as well as created several commercial real estate focused technology products and services.  Prior to forming MWCP and RIT, Mr. Chrisman was the Executive Vice President with Grubb & Ellis Realty Advisors, the investment management arm of Grubb & Ellis Company, from January 2006 to January 2008. He was involved in fundraising and tasked with the establishment and execution of the opportunistic investment strategy in office and industrial assets, asset management of acquired assets, and day-to-day responsibility for the operation of the fund. Prior to joining Grubb, Mr. Chrisman was with Trizec Properties, Inc., the second largest publicly-traded U.S. office REIT, from August 1997 to December 2005.  At Trizec, Mr. Chrisman was Vice President of Capital Transactions responsible for the identification and acquisition of new office properties and operating companies, as well as the disposition of existing portfolio properties within several primary and secondary markets. Mr. Chrisman was instrumental in developing and executing the strategic repositioning of the company’s portfolio from 2002 to 2004. Prior to joining Trizec, Mr. Chrisman was with retail REIT General Growth Properties, and an asset manager for private retail developer Equity Properties and Development, L.P. A member of the Mortgage Bankers Association, Real Estate Investment Advisory Counsel, Urban Land Institute, CoreNet and a current board member of Real Integrated Technology, LLC, Mr. Chrisman earned his B.A. in Finance and Real Estate from the Ohio State University and received his M.B.A. from the University of Chicago, Booth School of Business.
David J. Congdon is our Managing Director, Corporate Strategy and has held that position since June 2019. During Mr. Congdon’s more than 30-year career in real estate investment, he has led teams and operating partners, raised and deployed capital, and managed portfolios and assets on behalf of institutional and high net worth investors. Prior to joining GCEAR, Mr. Congdon worked at Hines Interests Limited Partnership, where he served as Senior Managing Director and Fund Manager - Investment Management from January 2004 to January 2018, and as Senior Investment Officer and Vice President from May 1998 to December 2003. As Hines’ Senior Managing Director and Fund Manager - Investment Management, Mr. Congdon was responsible for the creation and management of Hines’ U.S. Office Value Added Funds, three discretionary investment vehicles with over $1.2 billion of equity seeking to acquire office buildings with value added opportunities. He was also instrumental in developing and executing the investment strategy on behalf of a single institutional investor which led to the commitment of over $2.0 billion of equity in the acquisition and development of core and value-added investments between May 1998 and December 2001. Prior to joining Hines, Mr. Congdon worked at the Lend Lease Real Estate Investments (the Yarmouth Group), where he served as Executive Vice President - Capital Transactions and Dispositions Group Head from June 1993 to April 1998, and as Vice President - Office Asset Management from August 1989 to May 1993. Prior to the Yarmouth Group, Mr. Congdon was an Associate - Real Estate Investment Banking Group with First Boston Corporation from August 1987 to July 1989. Mr. Congdon began his real estate investment career as an Assistant Treasurer - Real Estate Finance and Institutional Banking Divisions with the Chase Manhattan Bank, in August 1982. Mr. Congdon earned his B.A. in Economics from Trinity College and received his M.B.A. from the Wharton School of the University of Pennsylvania.
Craig J. Phillips is our Managing Director, Industrial Properties and has held that position since September 2019. During Mr. Phillips’ more than 30-year career in real estate development and construction, he has completed nearly $1 billion in commercial real estate projects and delivered over 7,000,000 square feet of Class A facilities throughout the Midwestern and Western United States. Prior to joining GCEAR, from July 2015 to November 2018, Mr. Phillips served as Vice President, Acquisitions at ML Realty Partners, LLC, where he sourced and identified new industrial acquisitions, redevelopments, and land for new speculative development throughout core Chicago, Illinois industrial real estate submarkets. Prior to joining ML, Mr. Phillips worked at HSA Commercial Real Estate, where he served as Executive Vice President, Development from February 2008 to June 2015. Over the course of his eight-year tenure at HSA, Mr. Phillips led, evolved, managed, and executed national industrial development strategies through new speculative, build-to-suit, redevelopment, and infill projects. Prior to HSA, Mr. Phillips was a Partner and Regional Vice President with Seefried Industrial Properties from 2003 to 2007, and President, Development with MTI Construction Services, LLC from 1993 to 2003. Prior to 1993, Mr. Phillips worked in Project Development with DJ Velo & Company and served as Development Project Manager with Katell Properties. An active member of the Society of Industrial and Office Realtors, the National Association for Industrial and Office Parks, the Association of Industrial Real Estate Brokers, and the Green Building Council - Chicago, Illinois Chapter, Mr. Phillips earned his B.S. in Industrial Engineering from Northwestern University and received his M.B.A. - Real Estate & Finance from the University of California at Los Angeles, Anderson School of Management. Mr. Phillips is a licensed Illinois Real Estate Managing Broker and a Leadership in Energy and Environmental Design Accredited Professional.

STOCK OWNERSHIP
Beneficial Ownership of the Company's Stock
The following table sets forth, as of March 31, 2020, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our Named Executive Officers; and (4) all of our current directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 229,635,183 shares of common stock outstanding as of March 31, 2020.

	Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Kevin A. Shields, Chairman of the Board of Directors and Executive Chairman	296 Class T	(3)	*
	296 Class S	(3)	*
	302 Class D	(3)	*
	302,338 Class I	(3)	*
	307,155 Class A	(3)	*
Michael J. Escalante, Chief Executive Officer and President	188,732 Class E	(4)	*
Javier F. Bitar, Chief Financial Officer and Treasurer	26,343 Class E	(5)	*
Howard S. Hirsch, Chief Legal Officer and Secretary	17,122 Class E	(6)	*
Louis K. Sohn, Managing Director, Acquisitions & Corporate Finance	19,770 Class E	(7)	*
Scott Tausk, Managing Director, Asset Management	13,160 Class E	(8)	*
Samuel Tang, independent director	19,175 Class E	(9)	*
J. Grayson Sanders, independent director	19,175 Class E	(9)	*
Kathleen S. Briscoe, independent director	19,175 Class E	(9)	*
Gregory M. Cazel, independent director	28,921 Class E	(10)	*
Ranjit M. Kripalani, independent director	20,042 Class E	(10)	*
All directors and current executive officers as a group (18 persons)	987,248		*
*Represents less than 1% of our outstanding common stock as of March 31, 2020.

(1)	The address of each beneficial owner listed is 1520 E. Grand Avenue, El Segundo, California 90245.

(2)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following March 31, 2020. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Consists of shares owned by Griffin Capital Vertical Partners, L.P., which is indirectly owned by Mr. Shields.

(4)
Includes 176,432 time-based Restricted Stock Units (“RSUs”) that vested on December 31, 2019 (after withholding of shares to satisfy tax withholding obligations). The shares of Class E Common Stock underlying the RSUs were not delivered upon vesting, but instead were deferred for delivery on May 1, 2023, or, if sooner, upon Mr. Escalante’s termination of employment.

(5)
Includes 25,206 time-based RSUs that vested on December 31, 2019 (after withholding of shares to satisfy tax withholding obligations). The shares of Class E Common Stock underlying the RSUs were not delivered upon vesting, but instead were deferred for delivery on May 1, 2023, or, if sooner, upon Mr. Bitar’s termination of employment.

(6)
Includes 16,383 time-based RSUs that vested on December 31, 2019 (after withholding of shares to satisfy tax withholding obligations). The shares of Class E Common Stock underlying the RSUs were not delivered upon vesting, but instead were deferred for delivery on May 1, 2023, or, if sooner, upon Mr. Hirsch’s termination of employment.

(7)
Includes 12,602 time-based RSUs that vested on December 31, 2019 (after withholding of shares to satisfy tax withholding obligations). The shares of Class E Common Stock underlying the RSUs were not delivered upon vesting, but instead were deferred for delivery on May 1, 2023, or, if sooner, upon Mr. Sohn’s termination of employment.

(8)
Includes 12,602 time-based RSUs that vested on December 31, 2019 (after withholding of shares to satisfy tax withholding obligations). The shares of Class E Common Stock underlying the RSUs were not delivered upon vesting, but instead were deferred for delivery on May 1, 2023, or, if sooner, upon Mr. Tausk’s termination of employment.

(9)
Each independent director was awarded 5,000 shares of restricted stock on January 18, 2017, which are fully vested, 7,000 shares of restricted stock on June 14, 2017, which are fully vested, and 7,000 shares of restricted stock on March 14, 2019, which are fully vested.

(10)
Gregory M. Cazel and Ranjit M. Kripalani were previously independent directors of EA-1 and became our independent directors in connection with the Mergers. The 23,571 shares of common stock of EA-1 owned by Mr. Cazel were converted into 24,704 shares of Class E common stock of the Company in connection with the Mergers. The 15,500 shares of common stock of EA-1 owned by Mr. Kripalani were converted into 16,245 shares of Class E common stock of the Company in connection with the Mergers. On April 30, 2019, the Company issued 4,018 shares of restricted stock to Mr. Cazel and 3,668 shares of restricted stock to Mr. Kripalani, in each case in exchange for their shares of restricted stock in EA-1 that remained unvested as of the effective time of the Company Merger, pursuant to the terms of the merger agreement.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer, and individual beneficially owning more than 10% of a registered security to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). Based solely on such forms filed electronically with the SEC and with respect to the fiscal year ended December 31, 2019 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons for 2019, except for a Form 4 filed by Kevin Shields on February 4, 2020, reporting one transaction on February 16, 2018, one transaction on February 14, 2019, and four transactions on April 30, 2019.
PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed Ernst & Young to be our independent registered public accounting firm for the year ending December 31, 2020. A representative of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from stockholders.
Although it is not required to do so, our Board of Directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment. The Audit Committee reserves the right, however, to select a new auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.
During the year ended December 31, 2019, Ernst & Young served as our independent auditor and provided certain tax and other services. Ernst & Young has served as our independent auditor since our formation.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.
Vote Required
The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020 requires the affirmative vote of a majority of all of the votes cast on such proposal. In the event that this matter is not ratified by our stockholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.
Pre-Approval Policies
The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor's independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditors, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.
All services rendered by Ernst & Young in the year ended December 31, 2019 were pre-approved in accordance with the policies set forth above.
Fees Paid to Principal Auditor
The Audit Committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services provided by Ernst & Young, including the audits of our annual financial statements, for the years ended December 31, 2019 and 2018, respectively, are set forth in the table below.

	2019	2018
Audit Fees	$805,750	$421,605
Audit-Related Fees	42,320	93,180
Tax Fees	320,279	118,785
All Other Fees	--	1,250
Total	$1,168,349	$634,820
For purposes of the preceding table, the professional fees are classified as follows:

•
Audit Fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•
Audit-Related Fees - These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•
Tax Fees - These are fees for all professional services performed by professional staff in our independent auditor's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees - These are fees for other permissible services that do not meet one of the above-described categories, including assistance with internal audit plans and risk assessments.

AUDIT COMMITTEE REPORT
Pursuant to the Audit Committee Charter adopted by the Board of Directors of the Company, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company's stockholders and others. During the year ended December 31, 2019, the Audit Committee was composed of three independent directors and met four times. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee's role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2019 in the Company's Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee discussed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality and acceptability of the financial statements and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent auditors with the auditors' independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.
In reliance on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year-ended December 31, 2019 for filing with the SEC. Our Board of Directors subsequently accepted the Audit Committee's recommendation and approved the Annual Report on Form 10-K for the year-ended December 31, 2019 for filing with the SEC.
Samuel Tang (Chairperson)
Ranjit M. Kripalani
J. Grayson Sanders

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3 - APPROVAL OF THE GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC. AMENDED AND RESTATED EMPLOYEE AND DIRECTOR LONG-TERM INCENTIVE PLAN
On March 30, 2020, our Board of Directors and the Compensation Committee approved, subject to stockholder approval, the Griffin Capital Essential Asset REIT, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan (the “Amended and Restated Plan”), and recommends that stockholders approve the Amended and Restated Plan.
The Amended and Restated Plan supersedes and replaces the Company’s existing Employee and Director Long-Term Incentive Plan (the “Current Plan”). Awards that vest or are granted on or after the effective date of the Amended and Restated Plan will be subject to the terms and provisions of the Amended and Restated Plan. The total number of shares reserved and available for issuance under the Amended and Restated Plan at any time during the term of the Amended and Restated Plan shall be 7,000,000 shares, which is a reduction from 10,000,000 shares authorized for issuance under the Current Plan.
Because we are not subject to stock exchange listing standards requiring stockholder approval of equity compensation plans, stockholder approval of the Amended and Restated Plan is not required. Nevertheless, we are submitting the Amended and Restated Plan to our stockholders for approval as a matter of good corporate governance.
Highlights of Key Corporate Governance Practices and Provisions under the Amended and Restated Plan
We believe that the Amended and Restated Plan promotes the interests of our stockholders and is consistent with principles of good corporate governance. The Amended and Restated Plan includes the following practices and provisions:

•
Administered by an Independent Committee. The Amended and Restated Plan is administered by the Compensation Committee, which is composed entirely of independent directors who meet the SEC and NYSE standards for independence.

•
Double-Trigger Vesting on Change in Control. Awards granted under the Amended and Restated Plan, other than awards issued to our executive officers pursuant to the terms of their respective employment agreements, will not automatically vest and pay out solely as a result of a change in control of our company if such awards are assumed by the successor in connection with such change in control. Such vesting and pay out of awards granted under the Amended and Restated Plan will only occur if a qualifying termination occurs within one year following a change in control.

•
Strict Share Recycling Provisions. The Amended and Restated Plan prohibits the reuse of shares that are withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements.

•	Performance Awards. The Amended and Restated Plan allows the Compensation Committee to grant performance-based awards.

•
No Discounted Stock Options or Stock Appreciation Rights. All stock option and stock appreciation rights awarded under the Amended and Restated Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

•
No Repricing of Stock Options or Stock Appreciation Rights. The Amended and Restated Plan prohibits any repricing of stock options or stock appreciation rights for shares or cash without stockholder approval.

•	No Tax Gross Ups. The Amended and Restated Plan does not include any tax gross up provisions.

•	No Reloads. The Amended and Restated Plan does not permit the grant of stock option reloads.

•
Annual Limit on Director Compensation. The Amended and Restated Plan limits total annual non-employee director pay (including the value of equity awards granted under the Amended and Restated Plan and any cash fees paid to such director) to $400,000 per director.

•
Requires Shareholder Approval of any Material Amendments. Including any amendments resulting in repricing stock options or otherwise increasing the benefits accruing to participants; increasing the number of shares of our common stock issuable under the Amended and Restated Plan; and/or modifying the requirements for eligibility.

Purposes of the Amended and Restated Plan
The purpose of the Amended and Restated Plan is to provide incentives to individuals who are granted equity awards because of their ability to improve the Company’s operations and increase profits, encourage selected persons to accept or continue employment or service with the Company or the Company’s affiliates that the Company deems important to its long-term success, and increase the interest of directors in the Company’s success through their participation in the growth in value of the Company’s stock.
Determination of the Number of Shares Authorized for Issuance under the Amended and Restated Plan
The Board of Directors and the Compensation Committee considered various factors, including potential burn rate, historical grant practices, aggregate plan cost, potential dilution and equity reserve, in determining the proposed number of shares (7,000,000 shares) authorized for issuance under the Amended and Restated Plan. We estimate, based on historical grant information, that the availability of 7,000,000 shares authorized for issuance under the Amended and Restated Plan would provide a sufficient number of shares to enable us to continue to make awards at historical average annual rates for approximately three years.
Description of the Amended and Restated Plan
A description of the material terms of the Amended and Restated Plan is set forth below. This description is qualified in its entirety by the terms of the Amended and Restated Plan, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.
The Amended and Restated Plan is a comprehensive incentive compensation plan that provides for various stock and option awards. The Amended and Restated Plan also sets forth a list of general performance criteria that may be utilized when structuring awards that are intended to be performance-based awards. The Amended and Restated Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.
Amended and Restated Plan Purpose
The primary purposes of the Amended and Restated Plan are to:

•	provide incentives to individuals chosen to receive share-based awards because of their ability to improve operations and increase profits;

•	encourage selected persons to accept or continue employment or other service relationship with the Company or an affiliate of the Company; and

•	increase the interest of our directors in the Company’s welfare through their participation in the growth in value of the Company’s stock.
Shares Available under the Amended and Restated Plan for Equity Grants
Under the Amended and Restated Plan, the total number of shares reserved and available for issuance under the Amended and Restated Plan at any time during the term of the Amended and Restated Plan (including incentive stock options) shall be 7,000,000 shares.
The number of shares available for issuance under the Amended and Restated Plan will be proportionately adjusted for changes in our capital structure, including any stock dividend, stock split, share combination or recapitalization. In addition, awards issued under the Amended and Restated Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares will be available again for grant under the Amended and Restated Plan.

The Amended and Restated Plan prohibits the reuse of shares that are withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements.
Amended and Restated Plan Termination
The Amended and Restated Plan does not specify a certain termination date. Rather, it will terminate on the date determined by our Board of Directors or by the committee of our Board of Directors that administers the Amended and Restated Plan.
Administration of the Amended and Restated Plan
The Compensation Committee of our Board, or another committee if designated by our Board, will administer the Amended and Restated Plan. Compensation Committee members must meet the director independence standards set forth in the NYSE listing requirements and be “non-employee directors,” as that term is defined in the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
The Compensation Committee may, in its discretion, delegate some or all of its authority and duties under the Amended and Restated Plan to such persons as the Compensation Committee may appoint from time to time, except that only the Compensation Committee may select, grant, and establish the terms of awards to any of our officers who are subject to the reporting requirements of Section 16 of the Exchange Act.
Amended and Restated Plan Participants
The following persons are eligible to participate in the Amended and Restated Plan:

•	all of our full-time employees;

•	our non-employee directors;

•	executive officers and full-time employees of any of our affiliates; and

•
persons designated by the Compensation Committee as eligible for an award (other than incentive stock options) because the person (i) performs bona fide consulting or advisory services for the Company or any affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and (ii) has a direct and significant effect on the financial development of the Company or any affiliate of the Company.

The selection of the participants who will receive awards is entirely within the discretion of the Compensation Committee. Because persons to whom grants of awards may be made, as well as the number of shares that may be awarded under the Amended and Restated Plan, will be determined from time to time by the Compensation Committee, we cannot at this time indicate the precise number, name or positions of persons who will receive awards or the number of shares for which awards will be granted. However, there are approximately 45 employees and five non-employee directors currently eligible to receive awards under the Amended and Restated Plan. The number of other persons potentially eligible to participate in the Amended and Restated Plan, if designated by the Compensation Committee, is not currently determinable.
Types of Awards Allowed under the Amended and Restated Plan
The Amended and Restated Plan authorizes the grant of the following types of awards to all eligible participants:
Stock Options. Each option granted under the Amended and Restated Plan entitles the participant to purchase the number of shares of common stock specified at grant at a specified exercise price. Options may be either nonqualified stock options (“NQSOs”) or incentive stock options (“ISOs”), which are intended to qualify for special tax treatment under Section 422 of the Code. ISOs may be granted only to eligible employees of the Company or its subsidiaries. The exercise price of any option must be equal to or greater than the fair market value of a share of common stock on the date the option is granted. In addition, if the option is an ISO that is granted to a ten percent stockholder of the Company, the exercise price may be no less than 110% of the fair market value of a share of common stock on the date such ISO is granted. The term of an option cannot exceed 10 years (or 5 years in the case of an ISO granted to a ten percent stockholder of the Company). A “ten percent stockholder” is a person who owns or is considered to own more than ten percent of the voting power of all classes of stock of the Company or any of its subsidiaries.
An option’s terms and conditions, including the number of shares of common stock to which the option pertains, exercise price, vesting and expiration of the option, are determined by the Compensation Committee and set forth in an award document. These provisions will be determined in the sole discretion of the Compensation Committee and need not be uniform among all options.
Payment for shares of common stock purchased upon exercise of an option must be made in full at the time of the exercise. The Compensation Committee will determine the methods by which the exercise price of an option may be paid, including without limitation, (a) in cash, (b) with shares of common stock (including “cashless exercise” arrangements, if approved by the Compensation Committee and withholding of shares having a fair market value equal to the exercise price), (c) for participants other than officers and directors of the Company, by a full recourse promissory note for some or all (to the extent permitted by law) of the exercise price, or (d) by a combination of allowable methods.
Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right to receive the difference between (a) the grant price of the SAR, which will be at least equal to the fair market value of a share of common stock on the date of grant, and (b) the fair market value of a share of common stock on the date of exercise. Upon exercise of an SAR, a participant will be entitled to receive payment in an amount determined by multiplying (i) the difference described in the preceding sentence by (ii) the number of shares of common stock with respect to which the SAR is exercised.
Freestanding and tandem SARs, or any combination, may be granted to participants. A freestanding SAR is an SAR that is granted independently of any option. A tandem SAR is an SAR that is granted in connection with an option, and the exercise of the SAR results in cancellation of the right to purchase a corresponding number of shares of common stock under the related option (and when a share of common stock is purchased under the option, a similar cancellation results under the tandem SAR). Each SAR grant will be set forth in an award document that will specify the exercise price, the term of the SAR and such other provisions as the Compensation Committee determines. The exercise price of a freestanding SAR will equal the fair market value of a share of common stock on the date of grant. The exercise price of a tandem SAR will equal the exercise price of the related stock option.
Stock Awards, Restricted Stock and Restricted Stock Units. Stock awards may be granted in the form of shares of our common stock, restricted shares of our common stock (“Restricted Stock”), or restricted units based on the value of our common stock (“RSUs”). Restricted Stock is a share of common stock granted to a participant that does not become freely transferable until any applicable conditions have been satisfied and any period of restriction has expired. An RSU is a bookkeeping unit, the value of which corresponds to one share of common stock. An RSU does not become payable until any applicable conditions have been satisfied and any period of restriction has expired.
Each grant of Restricted Stock or RSUs will be evidenced by an award document that will specify the period of restriction and other conditions that must be satisfied before the Restricted Stock becomes transferable or the RSUs are paid, the number of shares of common stock (or units tied to the value of a share of common stock) granted, and such other provisions as the Compensation Committee will determine. Restrictions and conditions may include restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting following the attainment of the performance goals.
Except as otherwise provided in the award document, shares of Restricted Stock will become freely transferable by the participant after the applicable conditions have been satisfied and the applicable period of restriction has expired. RSUs will be paid following the close of the period of restriction provided the applicable conditions are satisfied in the form of cash, shares of common stock, other securities or other property as determined by the Compensation Committee. Restricted Stock or RSUs will be forfeited to the extent that the applicable conditions or restrictions are not satisfied during the period of restriction. Neither Restricted Stock nor

RSUs may be transferred for value, encumbered or disposed of (other than pursuant to will or the laws of descent) until the applicable conditions have been satisfied and the applicable period of restriction has expired.
Participants generally will not have the right to vote shares of Restricted Stock or RSUs during the period of restriction. Unless otherwise determined by the Committee, cash distributions with respect to Restricted Stock will be paid to the recipient of the award of Restricted Stock on the normal distribution payment dates, and distributions payable in shares of stock will be paid in the form of Restricted Stock having the same terms as the Restricted Stock upon which such distribution is paid.
Distribution Equivalent Rights. The Compensation Committee has the authority to grant Distribution Equivalent Rights to participants upon the terms and conditions as the Compensation Committee may establish (subject to the limits set forth in the Amended and Restated Plan).  Each Distribution Equivalent Right entitles a holder to receive, for a period of time to be determined by the Compensation Committee, a payment equal to the periodic distributions declared and paid by the Company on one share of common stock.  To the extent the Compensation Committee deems advisable, it will structure the Distribution Equivalent Rights such that they are either exempt from or compliant with Code Section 409A. The Compensation Committee will determine at the time of grant whether payment pursuant to a Distribution Equivalent Right shall be immediate or deferred.
Performance-Based Awards. A “performance-based award” is any stock option or SAR granted under the Amended and Restated Plan, or any other award granted under the Amended and Restated Plan that the Compensation Committee designates as a performance-based award and that is contingent on the achievement of certain pre-established performance goals. At the beginning of the performance period, in addition to the determinations to be made by the Compensation Committee as described above for any particular type of award, the Compensation Committee will determine the size of the award to be granted to the participant, the performance period, and the performance goals. At the end of the performance period, the Compensation Committee will determine the degree of achievement of the performance goals, which will determine the payout. No performance-based award will be earned, vested or paid until the Compensation Committee certifies the attainment of the pre-established performance goals. The Compensation Committee may set performance goals using any combination of the criteria described below in the section titled “Performance Goals under the Amended and Restated Plan.” The performance goals may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a subsidiary or a division, region, department or function within the Company or any of its subsidiaries.
Other Equity-Based Awards. The Compensation Committee may grant any other type of award that entitles a participant to receive shares of common stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of common stock or distributions on shares of common stock, including, without limitation, units of limited partnership of Griffin Capital Essential Asset Operating Partnership, L.P.
Non-Employee Director Awards
The Compensation Committee may provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or other awards or compensation be payable in the form of NQSOs, Restricted Stock, RSUs, and other stock-based awards, subject to the limits set forth in the section titled “Award Limits” below. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors. Other than with respect to their retainer and other fees, the Board of Directors may also grant to our non-employee directors the same types of awards (other than ISOs) under the Amended and Restated Plan that are granted to other participants, upon such terms as the Board of Directors may determine.
Performance Goals under the Amended and Restated Plan
Under the Amended and Restated Plan, any award may, but need not, be subject to the satisfaction of one or more performance goals. Performance-based compensation will be awarded if the Compensation Committee determines that such awards are in the best interest of the Company and its stockholders. Performance goals for awards will be determined by the Compensation Committee and will be designed to support our business strategy and align executives’ interests with stockholder interests.

Performance-based awards will be subject to performance goals based on one or more of the following business criteria as applied, in the Compensation Committee’s discretion:

•	earnings before any one or more of the following: interest, taxes, depreciation or amortization,

•	net income (loss) (either before or after interest, taxes, depreciation and/or amortization),

•	changes in the market price of the Company’s common stock (on a per share or aggregate basis),

•	economic value added,

•	funds from operations or similar measure,

•	sales or revenue,

•	acquisitions or strategic transactions,

•	operating income (loss),

•	cash flow (including, but not limited to, operating cash flow and free cash flow),

•	return on capital, assets, equity, or investment,

•	stockholder returns (including total returns calculated to include aggregate stock appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period),

•	cash available,

•	return on sales,

•	gross or net profit levels,

•	productivity,

•	expense levels or management,

•	margins,

•	operating efficiency,

•	customer/tenant satisfaction,

•	working capital,

•	earnings (loss) per share of common stock,

•	revenue or earnings growth,

•	number of securities sold,

•	the Company’s ranking against selected peer groups,

•	“same-store” performance from period to period,

•	leasing or occupancy rates,

•	number of properties under management,

•	objectively determinable capital deployment,

•	objectively determined expense management,

•	performance against budget,

•	reduction of debt or borrowing costs,

•	early extinguishment of debt,

•	disposition of properties or other assets or entities,

•	sales or market shares,

•	number of customers,

•	productivity of employees as measured by revenues, cost, or earnings per employee,

•	establishment of a trading market for the Company’s common stock,

•	geographic footprint,

•	various “non-GAAP” financial and operational measures customarily used in evaluating the performance of REITs,

•	other performance goals established by the Committee from time to time, and

•	any combination of the foregoing.
Performance goals may be expressed on an absolute or relative basis, and based on comparisons to internal targets, the past performance of the Company (or a segment thereof), or the past or current performance of other companies. The Compensation Committee may appropriately adjust any evaluation of performance to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) discontinued operations, and (vi) extraordinary, unusual or infrequently occurring items.
Award Limits
The maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during the fiscal year, cannot exceed a total value of $400,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).
Amendments to the Amended and Restated Plan
The Board of Directors or the Compensation Committee may amend the Amended and Restated Plan at any time and from time to time, except that the Board of Directors or the Compensation Committee must obtain stockholder approval to adopt any amendment:

•	resulting in repricing stock options or SARs or otherwise increasing the benefits accruing to participants or to our non-employee directors;

•	increasing the number of shares of our common stock issuable under the Amended and Restated Plan; or

•	modifying the requirements for eligibility; or

•	adversely affecting any award previously granted under the Amended and Restated Plan, without the written consent of the affected participant.
The Compensation Committee also must obtain stockholder approval if the Compensation Committee believes stockholder approval is necessary or advisable to:

•	permit awards to be exempt from liability under Section 16(b) of the Exchange Act;

•	comply with the listing or other requirements of an automated quotation system or stock exchange; or

•	satisfy any other tax, securities or other applicable laws, policies or regulations.
Amendments to Outstanding Award Agreements
The Committee may generally amend, modify or terminate any outstanding award, provided that no amendment can:

•	reduce or diminish the value of the award without the participant’s consent;

•	extend the original term of an option or SAR without stockholder approval; or

•
reduce the exercise price of an option or SAR, or cancel an option or SAR in exchange for cash or other awards or stock options or SARs with an exercise price that is less than the exercise price of the cancelled options or SARs, without prior stockholder approval.

Change in Control
Except as otherwise provided in an employee’s employment agreement, in the event of a change in control of the Company (as defined in the Amended and Restated Plan), to the extent (i) the successor entity does not assume the awards or substitute an “alternative award,” or (ii) the participant’s employment with the successor entity is terminated without cause within one year following such change in control:

•	all stock options and SARs will fully vest;

•	all restrictions applicable to any unvested awards will lapse and the awards subject to those restrictions will fully vest; and

•
unless otherwise determined by the Board of Directors or the Compensation Committee in its sole discretion prior to the change in control, the value of all vested awards will be cashed out at the “change in control price” as defined in the Amended and Restated Plan.

This is generally referred to as “double trigger” vesting. Notwithstanding the foregoing, the Board of Directors or the Committee may impose additional conditions in an individual’s award notice regarding the acceleration of awards upon a change of control.
To qualify as an “alternative award,” the new rights to be substituted by the successor entity must (i) be based on shares of common stock traded on an established public securities market, (ii) provide rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the replaced award, (iii) have substantially equivalent economic value, (iv) provide that in the event that the participant’s employment is terminated for death or disability or is terminated without cause within one year following a change of control, all restrictions applicable to any awards will lapse and the awards will fully vest, and (v) not result in adverse tax consequences to the participant under Section 409A of the Code.
A “change in control” will occur if:

•
any person or group acquires shares of our common stock that, together with the shares of common stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the common stock of the Company;

•	any person or group acquires ownership of the Company’s common stock possessing 30% or more of the total voting power of our common stock;

•
a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

•
any person or group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

Termination of Employment
The Compensation Committee will establish, in respect of each award when granted, the effect of a termination of employment on the rights and benefits under such award and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the employee).  All Awards granted to a director, whether or not an employee, will lapse on the date the director ceases to be a director of the Company as a result of his removal for “cause,” as defined in the Amended and Restated Plan.  The Compensation Committee may decide in its discretion at the time of any termination of employment (or within a reasonable time thereafter) to extend the exercise period of an award (subject to the limits set forth in the Amended and Restated Plan).

Compliance with the Company’s Insider Trading Policy Statement
Shares received from awards granted under the Amended and Restated Plan are subject to the Company’s Insider Trading Policy Statement, as may be amended from time to time. Prior to selling any shares acquired pursuant to awards granted under the Amended and Restated Plan, participants should ensure that such transactions are permissible under the Insider Trading Policy Statement and, in particular, that he or she does not possess material, nonpublic information at such time.
Federal Income Tax Consequences of the Awards Granted under the Amended and Restated Plan
The rules concerning the federal income tax consequences with respect to awards made pursuant to the Amended and Restated Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the U.S. federal income tax consequences associated with the awards, based on a good faith interpretation of the current U.S. federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any U.S. federal tax consequences other than income tax consequences and also does not discuss any state, local or non-U.S. tax consequences that may apply. We recommend that Amended and Restated Plan participants consult their own tax advisors as to the tax consequences of their particular situation.
Stock Options. An optionee does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of the sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within 2 years after the date of the grant of the ISO and has held the shares for more than 1 year after the date of exercise (the 2-year and 1-year periods are referred to as “holding periods”). The Company is not entitled to a federal income tax deduction. ISO holding period requirements are waived when an optionee dies.
If an optionee sells ISO shares before completion of the holding periods, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price of the ISO shares. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, the Company will receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.
An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the optionee recognizes ordinary income to the extent that the fair market value of the shares of common stock received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company will receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the NQSO.
SARs. A participant who exercises an SAR will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares of common stock received as a result of the exercise. The Company will receive a U.S. federal income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR.
Stock Awards. A participant who receives an award of shares that is not subject to any restriction (vested) at time of grant will recognize taxable income in the year in which the award is granted equal to the fair market value of the shares received. A participant who receives an award of Restricted Stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income to the extent and in the first taxable year in which his or her interest in the shares subject to the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of U.S. federal income is equal to the fair market value of the shares less the value of the consideration, if any, paid for the shares. A participant may elect to recognize U.S. federal income at the time of grant of Restricted Stock in an amount equal to the fair market value of the shares subject to the award (less the value of the consideration paid for the shares) on the date the award is granted by filing an election under Code Section 83(b) within thirty days of the date of the award; provided that such 83(b) election is approved by the Company. The Company will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which the shares become either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture (or in the taxable year of the award if, at that time, the participant had filed a timely election under Section 83(b) of the Code to accelerate recognition of income). Any gain or loss realized by the participant from a later sale of shares of common stock will be reportable by the participant as a long-term or short-term capital gain or loss.
RSUs. In the case of an award of RSUs, the participant will generally recognize ordinary income in an amount equal to any cash and the fair market value of any shares of common stock received on the date of payment. In that taxable year, the Company will receive a U.S. federal income tax deduction in an amount equal to the ordinary income recognized by the participant.
Officers and Directors. In the case of an officer or director of the Company who is subject to the provisions of Section 16(b) of the Exchange Act, the recognition of income in connection with the receipt of shares of common stock under an award, the sale of which would be restricted by the Exchange Act, will be deferred until the date that the restriction lapses or 6 months from the date the award is granted, whichever is earlier. In addition, the amount of such income will be measured for U.S. federal income tax purposes by the value of the shares of common stock on the earlier of the date the restriction under the Exchange Act lapses or 6 months from the date the award is granted, rather than on the date of receipt. However, such an officer or director may elect to recognize U.S. federal income on the date the shares of common stock are received and to measure the U.S. federal income by the value of the shares on that date by filing an election under Section 83(b) of the Code within thirty days of the date the shares are received, subject to the Company’s approval of such 83(b) election.
Section 409A. Section 409A of the Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of U.S. federal income along with an additional tax equal to 20% of the amount included in U.S. federal income, and interest on deemed underpayments in certain circumstances. While certain awards under the Amended and Restated Plan could be subject to Section 409A (for example, RSUs), the Amended and Restated Plan and awards have been drafted to comply with the requirements of Section 409A, where applicable.
Section 162(m). Section 162(m) of the Code limits the deductibility of compensation to certain covered employees. Performance-based compensation is no longer exempt from the calculation of compensation for purposes of Section 162(m).
Plan Benefits
The actual number and terms of awards that will be granted under the Amended and Restated Plan is not presently determinable, as the Compensation Committee determines whether to grant awards and the terms of the awards.
Board of Directors Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC. AMENDED AND RESTATED EMPLOYEE AND DIRECTOR LONG-TERM INCENTIVE PLAN.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of all of the votes cast on such proposal.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2019

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	–	$–	–
Equity compensation plans not approved by security holders	1,009,415	–	8,990,585

Total	1,009,415	$–	8,990,585
PROPOSAL 4 - ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY” VOTE)
General Information
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules.
Say on Pay Vote Mechanics
We are asking our stockholders to provide advisory (non-binding) approval of the compensation paid to our NEOs, as described in the “Compensation Discussion and Analysis” section and the compensation tables and narrative disclosures of this Proxy Statement (beginning on page 36).
This advisory (non-binding) vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as described in this Proxy Statement.
Consideration of the Advisory Vote on Executive Compensation
Due to our status as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (JOBS Act) until December 31, 2019, we were previously not required to submit the advisory (non-binding) say on pay vote to our stockholders. Effective as of December 31, 2019, we no longer qualified as an emerging growth company, and therefore are submitting this advisory (non-binding) say on pay vote to stockholders for the first time at the annual meeting.
The Compensation Committee values the feedback of our stockholders and plans to take into account the outcome of say on pay votes when considering future executive compensation arrangements and potential changes to our executive compensation program. The Board of Directors has recommended that the Company hold an advisory (non-binding) vote on executive compensation on an annual basis. See “Proposal 5 - Advisory (non-binding) Vote on the Frequency of Future Stockholder Say on Pay Votes” below. We expect that the next say on pay vote will occur at the 2021 annual meeting, and the next required advisory (non-binding) vote on the frequency of say on pay votes will occur at the 2026 annual meeting.

Highlights of our Executive Compensation Program
We believe that our executive compensation program:

•	Aligns executive compensation to business objectives and overall Company performance;

•	Attracts, retains, and motivates highly-qualified executives;

•	Balances the focus on short- vs. longer-term performance objectives through an appropriate mix of short-term cash incentive awards and equity incentive awards that vest over a number of years; and

•
Has features designed to further align executive compensation with stockholder interests and mitigate risks, including: (i) no minimum guaranteed base salary increases and (ii) no significant perquisites.

Board of Directors Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SAY ON PAY PROPOSAL, AS STATED BY THE FOLLOWING RESOLUTION:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table, and the other related tables and disclosures.”
The say on pay vote is advisory, and therefore not binding on the Company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of all of the votes cast on such proposal.
PROPOSAL 5 - ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER SAY ON PAY VOTES
General Information
The Dodd-Frank Act also enables our stockholders to indicate how frequently they believe we should seek an advisory (non-binding) vote on the compensation of our NEOs. We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory (non-binding) approval of the executive compensation of our NEOs. We are providing stockholders the option of selecting a frequency of “every one year,” “every two years,” “every three years” or “abstain.”
Summary
Our Board of Directors believes that holding a say on pay vote every year is advisable for a number of reasons, including the following:

•
we believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory (non-binding) basis, on the most recent executive compensation information as presented in our proxy statement each year, leading to a more meaningful communication between the Company and our stockholders regarding the compensation of our NEOs; and

•
an annual advisory (non-binding) vote on compensation of our NEOs is consistent with our policy of seeking input from our stockholders on corporate governance matters and our compensation philosophy, policies, and practices for our NEOs.

Our Board of Director’s determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual frequency vote is not meaningful, is burdensome or is more frequent than recommended by best corporate governance practices.
Board of Directors Recommendation
Based on the factors discussed above, our Board of Directors has decided to recommend that future say on pay votes occur “every one year” until the next advisory vote on the frequency of future stockholder say on pay votes. Stockholders are not being asked to approve or disapprove our Board of Director’s recommendation, but rather to indicate their choice among the following frequency options: “every one year,” “every two years” or “every three years,” or to abstain from voting. This vote is advisory, and therefore not binding on us, our Board of Directors or the Compensation Committee of our Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SELECT “1 YEAR” IN CONNECTION WITH THE PROPOSAL REGARDING AN ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER SAY ON PAY VOTES.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of all of the votes cast on such proposal.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis outlines the principles underlying our executive compensation policies and decisions as it relates to the Company’s named executive officers (“NEOs”). The Company’s NEOs for 2019 were:

•	Michael J. Escalante -Chief Executive Officer and President;

•	Javier F. Bitar - Chief Financial Officer and Treasurer;

•	Howard S. Hirsch - Chief Legal Officer and Secretary;

•	Louis K. Sohn - Managing Director, Acquisitions and Corporate Finance; and

•	Scott A. Tausk - Managing Director, Asset Management.
On December 14, 2018, Griffin Capital Essential Asset REIT, Inc. (“EA-1”) became self-managed and acquired the advisory, asset management and property management business of Griffin Capital Real Estate Company, LLC pursuant to a series of transactions referred to herein as the “Self-Administration Transaction.”
Following the completion of the Self-Administration Transaction, our executive officers were employees of EA-1 and, beginning January 1, 2019, were compensated under our executive compensation program pursuant to the terms of the NEOs’ respective employment agreements as described in further detail below. Until January 1, 2019, our executive officers were officers of our former advisor and affiliates and were compensated by such entities for their services to us and our Compensation Committee did not make any decisions regarding their compensation prior to this date; therefore, this Compensation Discussion and Analysis and the accompanying tables do not include any discussion of compensation prior to 2019.
Executive Summary
2019 Company Performance Highlights

•	Total revenue was $387.1 million for the year ended December 31, 2019 compared to $336.4 million for the year ended December 31, 2018, predominantly as a result of the Mergers;

•
Net income attributable to common stockholders was $24.8 million, or $0.11 per basic and diluted share for the year ended December 31, 2019, compared to net income attributable to common stockholders of $17.6 million, or $0.10 per basic and diluted share, for the year ended December 31, 2018;

•
Adjusted funds from operations, or AFFO**, was approximately $153.5 million for the year ended December 31, 2019, compared to approximately $138.6 million for the same period in 2018. Funds from operations, or FFO**, was approximately $175.4 million and $139.2 million for the years ended December 31, 2019 and 2018, respectively; and

•
Our Adjusted EBITDA**, as defined per our credit facility agreement, was approximately $270.3 million for the year ended December 31, 2019 with a fixed charge and interest coverage ratio of 3.1x and 3.7x, respectively.

** See Appendix A hereto for our definitions of AFFO, FFO and Adjusted EBITDA and a reconciliation of these non-GAAP financial measures.
2019 Compensation Strategy
The Compensation Committee intends to provide competitive compensation arrangements for our executives based on market data, current compensation trends and internal equity considerations. While the Compensation Committee does not target any particular peer group percentile for any compensation element, the Committee does take into consideration market pay levels into the overall decision-making process.
Additionally, the compensation program is designed to reward management using a balanced approach that incorporates cash incentives subject to an assessment of the Company’s financial and operating results and equity awards that promote retention and alignment with shareholders. In achieving this goal, approximately half of our executives’ compensation is paid in the form of equity with long-term vesting.
Our Compensation and Governance Practices & Policies
We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do	What We Do Not Do
✓ Compensation Committee comprised solely of independent directors	X No significant perquisites
✓ Independent compensation consultant	X No guarantees for salary increases
✓ Significant portion of total compensation in the form of equity awards with long-term vesting	X No tax gross ups to our NEOs
Determining Compensation for Named Executive Officers

Role of the Compensation Committee

The Compensation Committee of the Board is comprised entirely of independent directors and operates under a written charter. They are responsible for determining compensation for all of the Company’s NEOs including evaluating compensation policies, approving target and actual compensation for executives and administering our equity incentive programs.

Role of Management

Our Chief Executive Officer plays an important role in setting compensation for our other executive officers by assisting the Compensation Committee in evaluating individual goals and objectives and developing compensation recommendations for NEOs other than himself. Final decisions on the design of the compensation program, including total compensation are ultimately made by the Compensation Committee.

Role of Compensation Consultants

The Compensation Committee is authorized to retain the services of a compensation consultant to be used to assist in the review and establishment of our compensation programs and related policies. In 2019, the Compensation Committee retained FTI Consulting, Inc. (“FTI”) as its independent compensation consultant to advise it on executive officer and director compensation. Other than advising the Compensation Committee, FTI did not provide any services to the Company in 2019. The Company has determined that FTI Consulting is independent and there was no conflict of interest between the Company and FTI Consulting during 2019.

In January 2020, the lead advisor at FTI advising the Compensation Committee left FTI and joined FPL Associates L.P. (“FPL”). Accordingly, in order to maintain the institutional knowledge of the Company’s compensation process and disclosures since May 2018 of the team moving to FPL, among other reasons, including the expertise, experience and breadth of knowledge of FPL, the Compensation Committee retained FPL as its independent compensation consultant in January 2020 to advise the Compensation Committee on executive officer and director compensation.
Compensation Objectives and Philosophy
The Compensation Committee believes that the Company's compensation program for executive officers should:

•	Attract, retain and motivate highly-skilled executives;

•	Encourage management to balance short-term goals against longer-term objectives without incentivizing excessive risk-taking;

•	Achieve an appropriate balance between risk and reward that does not incentivize excessive risk taking; and

•	Align the interests of management and shareholders through the use of equity-based compensation.
The Compensation Committee applied this philosophy in establishing each of the elements of executive compensation for the fiscal year ended December 31, 2019.
Peer Group
As part of its engagement, FTI provided the Compensation Committee with comparative market data on the overall compensation program for our executive officers based on an analysis of peer companies. In developing the Company’s peer group, the Compensation Committee took into consideration REITs with the following characteristics:

•	Invest in office and/or industrial properties;

•	Invest in triple-net lease properties; and

•	Companies approximately no less than 0.5x and no more than 2.0x the size of the Company in terms of total enterprise value.
The table set forth below identifies the companies in the peer group used for 2019, which the Compensation Committee considered as part of its analysis in setting compensation for our executive officers:

2019 Executive Compensation Peer Group (“Peer Group”)
Brandywine Realty Trust	Highwoods Properties, Inc.	PS Business Parks, Inc.
Columbia Property Trust, Inc.	Hudson Pacific Properties, Inc.	Rexford Industrial Realty, Inc.
Corporate Office Properties Trust	Lexington Realty Trust	Spirit Realty Capital, Inc.
Cousins Properties Incorporated	Mack-Cali Realty Corporation	STAG Industrial, Inc.
First Industrial Realty Trust, Inc.	Piedmont Office Realty Trust, Inc.	Terreno Realty Corporation

Elements of Compensation
Our executive compensation program for the NEOs consists of base salary, an annual incentive cash bonus and long-term equity incentive awards.
Base Salary
Base salary is intended to attract and retain executive officers and is generally based on the scope and complexity of the role and responsibilities and individual performance. The Compensation Committee seeks to target our NEOs’ base salaries at competitive levels to recognize professional growth, success and/or increased responsibilities within the Company. Base salaries are reviewed annually to assess if adjustments are necessary.
The current base salaries for our NEOs were established by the compensation committee of EA-1 in December 2018 in connection with the execution of their employment agreements after consideration of the level of the position within the Company and the competitive market in which we operate. In addition, because we executed the merger agreement for the merger with EA-1 at the same time that the employment agreements for the NEOs were entered into, our Compensation Committee reviewed the employment agreements, including the compensation elements included therein, prior to the execution of the employment agreements.
For 2019, base salaries for our NEOs were as follows:

Name	2019 Base Salary
Michael J. Escalante	$800,000
Javier F. Bitar	$450,000
Howard S. Hirsch	$400,000
Louis K. Sohn	$300,000
Scott A. Tausk	$300,000
Annual Incentive Program (Cash Bonuses)
Under the terms of their respective employment agreements, our NEOs are entitled to receive an annual cash bonus within a specified range based on a percentage of their base salary as follows:

	Annual Incentive Opportunities
Name	Threshold	Target	Maximum
Michael J. Escalante	175%	250%	325%
Javier F. Bitar	100%	150%	200%
Howard S. Hirsch	75%	100%	150%
Louis K. Sohn	75%	125%	175%
Scott A. Tausk	75%	125%	175%
Our annual incentive program provides variable incentive compensation, payable in cash, designed to reward our NEOs for the achievement of annual operational and financial goals, as well as individual performance and significant non-financial achievements. In determining the size of cash bonus awards, the Compensation Committee thoroughly reviews the Company’s performance and individual performance of the NEOs. For the NEOs’ 2019 incentive cash bonuses, the Compensation Committee took the following performance accomplishments, among others, into consideration:

•
Successfully completed the merger with EA-1, including the solicitation of proxies for approval of the merger by stockholders and the registration of the Company’s common stock issued to EA-1’s stockholders in the merger on Form S-4;

•	Successfully completed the Self-Administration Transaction and fully integrated the internalized management team;

•	Combined valuation and Net Asset Value (“NAV”) process to begin daily valuations with the combined portfolio of the Company and EA-1;

•	Improved liquidity by re-casting the term and revolver facility, added a five-year and seven-year term to the facility and added five new banks to the facility;

•	Completed the disposition of four properties totaling $206.6 million (including one JV interest) and acquired one property for $37.7 million;

•
Strong leasing and renewal activity with 783,000 square feet of renewals and 628,000 square feet of new leases commenced during the first nine months of 2019. Additionally, as of September 30, 2019 the Company had 1.51 million square feet of new/renewal leases which have been signed but had not yet commenced;

•	Extensive construction activity for re-leasing and repositioning of properties including the $5 million repositioning renovation at The Innovation Campus at Lakehurst;

•
Released 500 Rivertech property to three separate tenants at a 13.5% improvement over projections by square footage with an increase of approximately $0.17 per square foot higher than original projections;

•	Successfully completed a self-tender offer and re-launched our follow-on offering in the second quarter of 2019; and

•	Fully integrated operational functions in connection with the Self-Administration Transaction and improved efficiency in reporting.
Based on its assessment of Company performance and each NEOs’ individual performance achievements during 2019, the Compensation Committee awarded cash bonuses for 2019 in the following amounts:

	2019 Cash Bonus
Name	Payout ($)	As a % of Target
Michael J. Escalante	$2,200,000	110%
Javier F. Bitar	$742,500	110%
Howard S. Hirsch	$450,000	112%
Louis K. Sohn	$425,000	113%
Scott A. Tausk	$400,000	107%
Long-Term Incentive Program (Equity-Based Compensation)
As part of the Self-Administration Transaction and pursuant to the terms of the employment agreements, we granted initial equity awards to our NEOs in May 2019 to encourage retention and alignment with the long-term growth and performance of the Company.
Pursuant to the terms of their respective employment agreements, NEOs were entitled to initial equity awards as follows:

	Initial Equity Awards
Name	No. of RSUs	$ Value(1)
Michael J. Escalante	732,218	$7,000,000(2)
Javier F. Bitar	104,603	$1,000,000
Howard S. Hirsch	67,992	$650,000
Louis K. Sohn	52,301	$500,000
Scott A. Tausk	52,301	$500,000

(1)Reflects the value of the NEOs’ respective initial equity award pursuant to the terms of their employment agreements. The values set forth in the Summary Compensation Table reflect the grant date fair value, and as a result of rounding, do not match these values to the exact dollar.
(2)Mr. Escalante’s equity award granted in 2019 was intended to cover two annual grant cycles, while the other NEOs are eligible to receive annual equity awards beginning in 2020. Other than for Mr. Escalante, annual equity awards granted in 2020 were in the same amounts as the initial equity awards granted in 2019 and will generally vest under the same conditions. See “Recent Developments” below for additional information on the equity awards granted to the NEOs, other than Mr. Escalante, in 2020.
The number of RSUs granted on May 1, 2019 was determined based on the values of the equity awards set forth in the NEOs’ respective employment agreements, divided by our NAV per share of our Class E shares as of May 1, 2019 of $9.56. The RSUs will be settled in shares of our Class E Common Stock in accordance with the terms of the respective Restricted Stock Unit Award Agreements. Each RSU represents a contingent right to receive one share of our Class E Common Stock when settled in accordance with the terms of the respective Restricted Stock Unit Award Agreements and will vest in equal, 25% installments on each of December 31, 2019, 2020, 2021 and 2022, provided that such NEO remains continuously employed by us on each such date, subject to certain accelerated vesting provisions as provided in the Restricted Stock Unit Award Agreements. The shares of Class E Common Stock underlying the RSUs will not be delivered upon vesting, but instead will be deferred for delivery on May 1, 2023, or, if sooner, upon the NEO’s termination of employment, pursuant to deferrals made by each of the NEOs. See “Potential Payments Upon Termination or Change in Control - Employment Agreement with Our Chief Executive Officer” and “-Employment Agreements with Our Other Named Executive Officers” below for additional information regarding the employment agreements with our NEOs.
Risk Mitigation
Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not incentivize excessive risk-taking. We believe that our annual cash bonus program and equity compensation program contain appropriate risk mitigation factors, as summarized below:

•	Cap on awards;

•	Balance of short-term and long-term incentives through annual cash bonuses and long-term equity compensation;

•	Substantial portion of total compensation is in the form of long-term equity awards;

•	Four-year vesting based on continued service as of the vesting date;

•	Deferred delivery on vested 2019 equity award; and

•	Pre-clearance requirement for any hedging or pledging transactions.
Other Plans, Perquisites and Personal Benefits
Each of our NEOs is eligible to participate in all of our compensatory and benefit plans on the same basis as our other employees.
Employment and Severance Arrangements
We have entered into employment agreements with our NEOs that provide for various severance and change in control benefits and other terms and conditions of employment, described in further detail in “Potential Payments Upon Termination or Change in Control” below.
401(k) Profit Sharing Plan
Our NEOs participate in a combined 401(k) Profit Sharing Plan. Contributions to the 401(k) Profit Sharing Plan by us are discretionary. The plan provides for a safe harbor employer contribution whereby the Company contributes to the plan on behalf of the NEOs in an amount equal to 3% of the NEO’s taxable compensation each pay period. The Company then elects to make annual discretionary employer contributions above the safe harbor employer contributions up to the IRS maximum allowable defined contribution retirement plan limit, which was set at $56,000 for 2019.
Executive Deferred Compensation Plan
We also maintain an Executive Deferred Compensation Plan, which enables our NEOs to defer the income taxation of salary and bonus amounts elected to be deferred in accordance with the terms of the plan. See “Nonqualified Deferred Compensation” below for additional information about our Executive Deferred Compensation Plan.
Employee and Director Long-Term Incentive Plan
The equity awards granted to our NEOs during 2019 were granted pursuant to the Plan. The Plan was approved and adopted on April 22, 2014. The Plan provides for the grant of awards to the Company's directors, full-time employees and certain consultants that provide services to the Company or affiliated entities. Awards granted under the Plan may consist of stock options, restricted stock, stock appreciation rights, distribution equivalent rights and other equity-based awards. The stock-based payment will be measured at fair value and recognized as compensation expense over the vesting period. The term of the Plan is ten years and the total number of shares of common stock currently reserved for issuance under the Plan will be equal to 10% of the outstanding shares of stock at any time, not to exceed 10,000,000 shares in the aggregate. As of December 31, 2019, approximately 8,884,885 shares were available for future issuance under the Plan. At the annual meeting, we are asking stockholders to approve an amended and restated Plan that will reduce the maximum number of shares authorized under the Plan to 7,000,000 shares, among other proposed changes. See “Proposal 3 - Approval of the Griffin Capital Essential Asset REIT, Inc. Amended and Restated Employee and Director Long-Term Incentive Plan” for additional information regarding the Amended and Restated Plan.
Tax Considerations
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the determination of the covered employees was generally expanded.
We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code may not affect the amount of federal income tax payable by the Company. However, if any portion of an executive’s compensation is subject to limitation under Section 162(m), the loss of this deduction will increase the Company’s earnings and profits for 2019 and, accordingly, increase the amount of distributions paid in 2019 that would be characterized as dividends. In approving the amount and form of compensation for our NEOs in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m) of the Code. In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, we may not be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.
Recent Developments
2020 Equity Awards
On January 15, 2020, we granted the NEOs, other than Mr. Escalante, their 2020 annual equity award in the form of time-based RSUs, in the amounts below, each of which will vest in equal, 25% installments on each of

December 31, 2020, 2021, 2022 and 2023, provided that the NEO remains continuously employed by us on each such date, subject to certain accelerated vesting provisions as provided in the award agreement for the RSUs:

Named Executive Officer	Value of RSUs ($)	Number of RSUs
Javier F. Bitar	$1,000,000	106,952
Howard S. Hirsch	$650,000	69,519
Louis K. Sohn	$500,000	53,476
Scott A. Tausk	$500,000	53,476
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the information required by Item 402(b) of Regulation S-K and contained in the Compensation Discussion and Analysis section of this proxy statement and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019.

Submitted by the Compensation Committee
of the Board of Directors:

Ranjit M. Kripalani (Chair)
Samuel Tang
J. Grayson Sanders

The preceding Compensation Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently composed of the directors listed as signatories to the above Compensation Committee Report. In addition, Kathleen S. Briscoe served as a member of the Compensation Committee from January 1, 2019 until May 28, 2019. During 2019:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	no member of the Compensation Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries;

•	no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

SUMMARY COMPENSATION TABLE
The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our NEOs in the fiscal year ended December 31, 2019, which is the first fiscal year in which our executive officers were paid directly by the Company following the Self-Administration Transaction.

Name and principal position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total Compensation
Michael J. Escalante, President and Chief Executive Officer	2019	$800,000	$7,000,004	$2,200,000	$477,868	$10,477,872

Javier F. Bitar, Chief Financial Officer	2019	$450,000	$1,000,005	$742,500	$116,518	$2,309,023

Howard S. Hirsch, Chief Legal Officer	2019	$400,000	$650,004	$450,000	$82,716	$1,582,720

Louis K. Sohn, Managing Director, Acquisitions and Corporate Finance	2019	$300,000	$499,998	$425,000	$69,199	$1,294,197

Scott Tausk, Managing Director, Asset Management	2019	$300,000	$499,998	$400,000	$69,791	$1,269,789

(1)
The values for stock in this column reflect the aggregate grant date fair value of restricted stock unit awards granted on May 1, 2019, pursuant to our Employee and Director Long-Term Incentive Plan, based on NAV per share on May 1, 2019 of $9.56. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award based on the probable outcome of the award conditions. Additional information regarding these awards appears under the heading “Elements of Compensation - Long-Term Incentive Program (Equity-Based Compensation)” in the Compensation Discussion and Analysis.

(2)	Reflects the cash bonus earned by our named executive officers based on a qualitative review of individual performance by the Compensation Committee.

(3)
Includes employer contributions to the Executive Deferred Compensation Plan; the 401(k) safe harbor contributions; and the value of the cash and stock distributions issued to the Named Executive Officers in 2019 on the RSUs granted on May 1, 2019.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes all grants of plan-based awards made to our NEOs in 2019.

Name	Grant Date	All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock and option awards(1)
Michael J. Escalante	5/1/2019	732,218	$7,000,004

Javier F. Bitar	5/1/2019	104,603	$1,000,005

Howard S. Hirsch	5/1/2019	67,992	$650,004

Louis K. Sohn	5/1/2019	52,301	$499,998

Scott A. Tausk	5/1/2019	52,301	$499,998

(1) Based on NAV per share on May 1, 2019 of $9.56.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2019
The following table presents information about our NEOs’ outstanding equity awards as of December 31, 2019. The equity awards reported as Stock Awards consist of unvested time-based restricted stock units.

	Stock Awards
Name	Number of shares or units of stock that have not vested (1) (#)	Market value of shares or units of stock that have not vested (2) ($)
Michael J. Escalante	549,163	$5,129,182

Javier F. Bitar	78,452	$732,742

Howard S. Hirsch	50,994	$476,284

Louis K. Sohn	39,226	$366,371

Scott Tausk	39,226	$366,371

(1)
The RSUs vest in equal installments on each of December 31, 2020, 2021 and 2022, provided that the NEO remains continuously employed by us on each such date, subject to certain accelerated vesting provisions as provided in the Restricted Stock Unit Award Agreements for the RSUs. The shares of Class E Common Stock underlying the RSUs will not be delivered upon vesting, but instead will be deferred for delivery on May 1, 2023, or, if sooner, upon the NEO’s termination of employment, pursuant to a deferral made by each of the NEOs.

(2)	Market value is based on NAV per share on December 31, 2019 of $9.34.
2019 OPTION EXERCISES AND STOCK VESTED
The following table sets forth, for each of our NEOs, the number of shares of our common stock that vested in 2019 as well as the value of those shares upon vesting.

	Stock Awards
Name	Number of shares acquired on vesting (1) (#)	Value realized on vesting (1) ($)
Michael J. Escalante	183,055	$1,709,734

Javier F. Bitar	26,151	$244,250

Howard S. Hirsch	16,998	$158,761

Louis K. Sohn	13,075	$122,120

Scott A. Tausk	13,075	$122,120

(1) Each of the NEOs agreed to defer 100% of the shares of Class E Common Stock underlying the RSUs that vested on December 31, 2019, which shares will be delivered on May 1, 2023, or, if sooner, upon the respective NEO’s termination of employment, pursuant to a deferral made by each of the NEOs.

Nonqualified Deferred Compensation
The following table shows the individual contributions, Company contributions, earnings and account balances for the NEOs in the Executive Deferred Compensation Plan. Participation in this plan is limited to a select group of management or highly compensated employees of the Company and who have had one year of service with the Company. We make an annual contribution equal to 5% of a participant’s total compensation if the participant defers at least 10% of his or her total compensation. The participants may select their investment funds in the plan in which their accounts are deemed to be invested.
The Executive Deferred Compensation Plan permits participants to defer salary and/or cash bonus amounts up to a maximum of 50% of salary and 90% of bonus. Participants’ accounts increase or decrease based on the hypothetical investment of the account balances in one or more investment funds and are credited and debited in accordance with the actual financial performance of such funds. Participants elect the investment funds in which their accounts are hypothetically invested. Participants are entitled to receive distribution of their vested accounts generally upon a termination of employment (including by reason of disability or death). However, participants may elect to receive all or a portion of their own deferrals and earnings on such deferrals (but not Company contributions) on a specified date or dates that is at least three years from the year in which the amounts were earned (an “In-Service Distribution”). Participants are fully vested immediately in their own deferrals and earnings on such deferrals, and Company contributions vest in one-third increments on each of the second, third and fourth anniversaries of the Company contribution date.
Distributions from the plan are made in a lump sum payment as soon as administratively feasible, but no later than 90 days following the date on which the participant is entitled to receive the distribution, except in the event of an In-Service Distribution or a retirement as defined in the Executive Deferred Compensation Plan. Participants’ voluntary contributions to this plan are tax deferred but are subject to the claims of general creditors of the Company.

Name	Executive Contributions in Last FY (2019)(1)	Registrant Contributions in Last FY (2019)	Aggregate Earnings (Losses) in Last FY (2019)(2)	Aggregate Withdrawals/ Distributions in 2019	Aggregate Balance at Last FYE (December 31, 2019)(3)

Michael J. Escalante

Deferred Compensation	$440,000	$150,000	$104,767(4)	$375,112	$2,515,099(5)
Vested but Undelivered RSUs	$1,647,875(6)	--	--	--	$1,647,875

Javier F. Bitar

Deferred Compensation	$119,250	$59,625	$31,691(7)	--	$343,500(8)
Vested but Undelivered RSUs	$235,424(9)	--	--	--	$235,424

Howard S. Hirsch

Deferred Compensation	$87,500	$42,500	$405,582(10)	--	$1,905,177(11)
Vested but Undelivered RSUs	$153,017(12)	--	--	--	$153,017

Louis K. Sohn

Deferred Compensation	$72,500	$36,250	$108,261(13)	--	$778,867(14)
Vested but Undelivered RSUs	$117,703(15)	--	--	--	$117,703

Scott A. Tausk

Deferred Compensation	$70,000	$35,000	$298,172(16)	--	$1,598,273 (17)
Vested but Undelivered RSUs	$117,703(18)	--	--	--	$117,703
_____________________

(1)	Contributions from 2019 salary and/or bonus. All of these amounts are also included as compensation in the Summary Compensation Table for the respective NEOs.

(2)	Investment earnings (losses) for 2019.

(3)
Represents the aggregate balance of the NEOs’ accounts under the Executive Deferred Compensation Plan as of December 31, 2019, including the balances transferred to such plan from the Griffin Capital Company, LLC deferred compensation plan, and includes the vested and unvested amounts under the combined plan for each NEO.

(4)
Represents the earnings in 2019 on the aggregate amounts under the combined plan, including $104,767 of earnings on amounts contributed pursuant to the Griffin Capital Company, LLC deferred compensation plan and no earnings on amounts contributed pursuant to our Executive Deferred Compensation Plan.

(5)
Represents the aggregate balance as of December 31, 2019 and includes $1,925,099 under the Griffin Capital Company, LLC deferred compensation plan that was transferred to our Executive Deferred Compensation Plan in connection with the Self Administration Transaction, and $590,000 of contributions and earnings in 2019 pursuant to our Executive Deferred Compensation Plan.

(6)
Represents the value of the common stock underlying the restricted stock units that vested on December 31, 2019, which Mr. Escalante agreed to defer delivery until May 1, 2023, or, if sooner, upon his termination of employment, less the shares used to satisfy employment tax obligations upon the vesting of the RSUs, based on NAV as of December 31, 2019 of $9.34 per share. Mr. Escalante deferred all 183,055 shares that vested on December 31, 2019, less 6,623 shares used to satisfy employment tax obligations due in connection with the vesting of the RSUs, resulting in 176,432 shares actually deferred.

(7)
Represents the earnings in 2019 on the aggregate amounts under the combined plan, including $28,836 of earnings on amounts contributed pursuant to the Griffin Capital Company, LLC deferred compensation plan and $2,855 of earnings on amounts contributed pursuant to our Executive Deferred Compensation Plan.

(8)
Represents the aggregate balance as of December 31, 2019 and includes $161,770 under the Griffin Capital Company, LLC deferred compensation plan that was transferred to our Executive Deferred Compensation Plan in connection with the Self Administration Transaction, and $181,730 of contributions and earnings in 2019 pursuant to our Executive Deferred Compensation Plan.

(9)
Represents the value of the common stock underlying the restricted stock units that vested on December 31, 2019, which Mr. Bitar agreed to defer delivery until May 1, 2023, or, if sooner, upon his termination of employment, less the shares used to satisfy employment tax obligations upon the vesting of the RSUs, based on NAV as of December 31, 2019 of $9.34 per share. Mr. Bitar deferred all 26,151 shares that vested on December 31, 2019, less 945 shares used to satisfy employment tax obligations due in connection with the vesting of the RSUs, resulting in 25,206 shares actually deferred.

(10)
Represents the earnings in 2019 on the aggregate amounts under the combined plan, including $403,431 of earnings on amounts contributed pursuant to the Griffin Capital Company, LLC deferred compensation plan and $2,151 of earnings on amounts contributed pursuant to our Executive Deferred Compensation Plan.

(11)
Represents the aggregate balance as of December 31, 2019 and includes $1,773,026 under the Griffin Capital Company, LLC deferred compensation plan that was transferred to our Executive Deferred Compensation Plan in connection with the Self Administration Transaction, and $132,151 of contributions and earnings in 2019 pursuant to our Executive Deferred Compensation Plan.

(12)
Represents the value of the common stock underlying the restricted stock units that vested on December 31, 2019, which Mr. Hirsch agreed to defer delivery until May 1, 2023, or, if sooner, upon his termination of employment, less the shares used to satisfy employment tax obligations upon the vesting of the RSUs, based on NAV as of December 31, 2019 of $9.34 per share. Mr. Hirsch deferred all 16,998 shares that vested on December 31, 2019, less 615 shares used to satisfy employment tax obligations due in connection with the vesting of the RSUs, resulting in 16,383 shares actually deferred.

(13)
Represents the earnings in 2019 on the aggregate amounts under the combined plan, including $106,531 of earnings on amounts contributed pursuant to the Griffin Capital Company, LLC deferred compensation plan and $1,730 of earnings on amounts contributed pursuant to our Executive Deferred Compensation Plan.

(14)
Represents the aggregate balance as of December 31, 2019 and includes $668,387 under the Griffin Capital Company, LLC deferred compensation plan that was transferred to our Executive Deferred Compensation Plan in connection with the Self Administration Transaction, and $110,480 of contributions and earnings in 2019 pursuant to our Executive Deferred Compensation Plan.

(15)
Represents the value of the common stock underlying the restricted stock units that vested on December 31, 2019, which Mr. Sohn agreed to defer delivery until May 1, 2023, or, if sooner, upon his termination of employment, less the shares used to satisfy employment tax obligations upon the vesting of the RSUs, based on NAV as of December 31, 2019 of $9.34 per share. Mr. Sohn deferred all 13,075 shares that vested on December 31, 2019, less 473 shares used to satisfy employment tax obligations due in connection with the vesting of the RSUs, resulting in 12,602 shares actually deferred.

(16)
Represents the earnings in 2019 on the aggregate amounts under the combined plan, including $294,600 of earnings on amounts contributed pursuant to the Griffin Capital Company, LLC deferred compensation plan and $3,572 of earnings on amounts contributed pursuant to our Executive Deferred Compensation Plan.

(17)
Represents the aggregate balance as of December 31, 2019 and includes $1,489,701 under the Griffin Capital Company, LLC deferred compensation plan that was transferred to our Executive Deferred Compensation Plan in connection with the Self Administration Transaction, and $108,572 of contributions and earnings in 2019 pursuant to our Executive Deferred Compensation Plan.

(18)
Represents the value of the common stock underlying the restricted stock units that vested on December 31, 2019, which Mr. Tausk agreed to defer delivery until May 1, 2023, or, if sooner, upon his termination of employment, less the shares used to satisfy employment tax obligations upon the vesting of the RSUs, based on NAV as of December 31, 2019 of $9.34 per share. Mr. Tausk deferred all 13,075 shares that vested on December 31, 2019, less 473 shares used to satisfy employment tax obligations due in connection with the vesting of the RSUs, resulting in 12,602 shares actually deferred.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have employment agreements with each of our named executive officers. As described below, these employment agreements provide our named executive officers with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment or a change in control involving the Company. As used below, the terms “Cause,” “Change in Control,” “Disability” and “Good Reason” shall have the respective meanings set forth in the respective employment agreements and award agreements, as applicable.
Employment Agreement with Our Chief Executive Officer
In connection with the merger with EA-1, the Company assumed the employment agreement, dated December 14, 2018, that EA-1 entered into with Michael J. Escalante, who serves as our Chief Executive Officer (the “Escalante Employment Agreement”). The Escalante Employment Agreement provides that Mr. Escalante will serve as Chief Executive Officer and President for an initial term of five years. Mr. Escalante’s employment agreement will automatically renew for additional one year periods thereafter, unless either the Company or Mr. Escalante provide advance written notice of its or his intent not to renew or unless sooner terminated. Pursuant to the terms of the Escalante Employment Agreement, Mr. Escalante is entitled to, among other things:

•	an annual base salary of $800,000, subject to annual review for increase (but not decrease) by the Board or a committee thereof;

•
an annual cash bonus opportunity (“Incentive Bonus”) with threshold, target and maximum award opportunities of 175%, 250% and 325%, respectively, of the base salary actually paid for such year (subject to adjustment, in the sole discretion of the Compensation Committee, if the Company’s common stock becomes listed on an established stock exchange). The entitlement to and payment of an annual Incentive Bonus is subject to the approval of the Compensation Committee, except that for 2019 and 2020, Mr. Escalante is guaranteed to receive an Incentive Bonus equal to at least the applicable target level for each such year.
Mr. Escalante was granted 732,218 RSUs on May 1, 2019 in accordance with the terms of the Escalante Employment Agreement, which vests in equal, 25% installments on each of December 31, 2019, 2020, 2021 and 2022, provided that Mr. Escalante remains continuously employed by us on each such date, subject to certain accelerated vesting provisions as provided in the Restricted Stock Unit Award Agreements for the RSUs (the “Initial Equity Award”). The shares of Class E Common Stock underlying the RSUs will not be delivered upon vesting, but instead will be deferred for delivery on May 1, 2023, or, if sooner, upon Mr. Escalante’s termination of employment, pursuant to a deferral made by Mr. Escalante. The Initial Equity Award had a value of $7 million and will be the sole equity award granted to Mr. Escalante until January 2021, at which time, the Company will propose to grant Mr. Escalante an annual equity award with a target value of $3.5 million and which will be 100% time-vested if the Company’ common stock is not listed on an established stock exchange, or will be a minimum of 40% time-vested if the Company’s common stock is listed on an established stock exchange, with the remainder subject to performance-based vesting (the “2021 Equity Award”). The 2021 Equity Award is subject to approval by the Compensation Committee, which may approve a greater or lesser target value and will establish the terms and conditions applicable to the 2021 Equity Award.
Mr. Escalante is entitled to payments and benefits upon termination of employment as follows:

•
Death or Disability: (i) base salary earned but not paid as of the termination date, any Incentive Bonus earned by Mr. Escalante for the prior calendar year but not yet paid, reimbursement for unpaid expenses to which Mr. Escalante is entitled to reimbursement, and any accrued or vested compensation or benefits to which Mr. Escalante is entitled under any benefits plans (collectively, the “Accrued Obligations”); (ii) the Incentive Bonus for the calendar year in which the termination occurs, pro-rated for the amount of time Mr. Escalante was employed during such calendar year, assuming target performance; (iii) a lump sum payment equal to 24 months of Healthcare Benefits (as defined in the Escalante Employment Agreement); (iv) the automatic vesting of all outstanding equity awards held by Mr. Escalante as of immediately prior to his termination, assuming target performance for any performance period that has not yet ended (the “Equity Award Vesting”); and (v) the vesting in full of Mr. Escalante's account under the Company's Executive Deferred Compensation Plan.

•
Without Cause or with Good Reason: (i) the Accrued Obligations; (ii) a pro-rated Incentive Bonus for the calendar year in which such termination occurs (assuming target individual performance and actual Company performance), pro-rated for the amount of time Mr. Escalante was employed during such calendar year; (iii) a lump sum payment equal to three (3) times the sum of (A) his base salary then in effect plus (B) the average of the Incentive Bonus paid to Mr. Escalante for the prior two calendar years preceding the year in which such termination occurs or, in the event such termination date occurs prior to the end of two years after the effective date of the Escalante Employment Agreement, Mr. Escalante's target Incentive Bonus for any such years not yet elapsed (the “Average Incentive Bonus”); (iv) a lump sum payment equal to 24 months (or, if such termination occurs prior to December 31, 2020, 36 months) of Healthcare Benefits (as defined in the Escalante Employment Agreement); (v) the Equity Award Vesting; and (vi) the vesting in full of Mr. Escalante's account under the Company's Executive Deferred Compensation Plan.

•
Termination by the Company without Cause or by Mr. Escalante with Good Reason during the Term and within six months preceding or 12 months following a Change in Control of the Company: all of the benefits and payments described in the paragraph “Without Cause or with Good Reason” above, except that the Healthcare Benefits will be calculated to cover 36 months.

•
Change in Control: the automatic vesting of all outstanding equity awards held by Mr. Escalante as of immediately prior to a Change in Control, assuming target performance for any performance period that has not yet ended.

The Escalante Employment Agreement also provides that Mr. Escalante will be subject to customary non-compete, non-solicitation, non-disparagement and other restrictive covenants.
Employment Agreements with Our Other Named Executive Officers
The Company also assumed employment agreements entered into by EA-1 with each of Javier F. Bitar, Howard S. Hirsch, Louis K. Sohn and Scott A. Tausk. Each of such employment agreements (collectively, the “Employment Agreements”) was entered into on December 14, 2018 and is substantially similar to the material terms of the Escalante Employment Agreement except as noted below:
Javier F. Bitar. Mr. Bitar serves as the Company’s Chief Financial Officer and Treasurer. His initial base salary is $450,000 and his Incentive Bonus threshold, target and maximum award opportunities are 100%, 150%, and 200%, respectively. His Initial Equity Award granted in May 2019 had a value of $1 million and he is eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Bitar will receive a lump sum payment equal to 1.5 times his base salary plus Average Incentive Bonus (as described above) and a lump sum payment equal to 18 months of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Bitar will receive a lump sum payment equal to 2.5 times his base salary plus Average Incentive Bonus and a lump sum payment equal to 30 months of Healthcare Benefits.
Howard S. Hirsch. Mr. Hirsch serves as the Company’s Chief Legal Officer and Secretary. His initial base salary is $400,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 100%, and 150%, respectively. His Initial Equity Award granted in May 2019 had a value of $650,000 and he is eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Hirsch will receive a lump sum payment equal to 1.5 times his base salary plus Average Incentive Bonus (as described above) and a lump sum payment equal to 18 months of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Hirsch will receive a lump sum payment equal to 2.5 times his base salary plus Average Incentive Bonus and a lump sum payment equal to 30 months of Healthcare Benefits.
Louis K. Sohn. Mr. Sohn serves as the Company’s Managing Director, Acquisitions & Corporate Finance. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award granted in May 2019 had a value of $500,000 and he is eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Sohn will receive a lump sum payment equal to 1 times his base salary plus Average Incentive Bonus (as described above) and a lump sum payment equal to 1 year of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Sohn will receive a lump sum payment equal to 2 times his base salary plus Average Incentive Bonus and a lump sum payment equal to 24 months of Healthcare Benefits.
Scott A. Tausk. Mr. Tausk serves as the Company’s Managing Director, Asset Management. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award granted in May 2019 had a value of $500,000 and he is eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Tausk will receive a lump sum payment equal to 1 times his base salary plus Average Incentive Bonus (as described above) and a lump sum payment equal to 1 year of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Tausk will receive a lump sum payment equal to 2 times his base salary plus Average Incentive Bonus and a lump sum payment equal to 24 months of Healthcare Benefits.
The Employment Agreements also provide that (i) all outstanding equity awards held by the executive officer as of immediately prior to a Change in Control will automatically vest in full, assuming target performance for any performance period that has not yet ended and (ii) the NEOs will be subject to customary non-compete, non-solicitation, non-disparagement and other restrictive covenants.
SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefits	Change in Control without Termination of Employment on 12/31/2019 ($)	Termination without Cause or Resignation with Good Reason as of 12/31/2019 (no Change in Control) ($)	Termination without Cause or Resignation with Good Reason on 12/31/2019 6 months prior to or 12 months following a Change in Control ($)	Retirement on 12/31/2019 (1) ($)	Disability on 12/31/2019 ($)	Death on 12/31/2019 ($)
Michael J. Escalante
	Base Severance Payment	--	$10,400,000	$10,400,000	--	$2,000,000	$2,000,000
	Accelerated Vesting of Restricted Stock Units	$5,129,182	$5,129,182	$5,129,182		$5,129,182	$5,129,182
	Other (2)	--	$668,932	$668,932	--	$653,878	$653,878
	Total	$5,129,182	$16,198,114	$16,198,114	--	$7,783,060	$7,783,060

Javier F. Bitar
	Base Severance Payment	--	$2,362,500	$3,487,500	--	$675,000	$675,000
	Accelerated Vesting of Restricted Stock Units	$732,742	$732,742	$732,742	--	$732,742	$732,742
	Other (2)	--	$129,698	$142,159	--	$129,698	$129,698
	Total	$732,742	$3,224,940	$4,362,401	--	$1,537,440	$1,537,440
Howard S. Hirsch
	Base Severance Payment	--	$1,600,000	$2,400,000	--	$400,000	$400,000
	Accelerated Vesting of Restricted Stock Units	$476,284	$476,284	$476,284	--	$476,284	$476,284
	Other (2)	--	$209,917	$224,971	--	$209,917	$209,917
	Total	$476,284	$2,286,201	$3,101,255	--	$1,086,201	$1,086,201

Louis K. Sohn
	Base Severance Payment	--	$1,050,000	$1,725,000	--	$375,000	$375,000
	Accelerated Vesting of Restricted Stock Units	$366,371	$366,371	$366,371	--	$366,371	$366,371
	Other (2)	--	$173,367	$186,777	--	$180,072	$180,072
	Total	$366,371	$1,589,738	$2,278,148	--	$921,443	$921,443

Scott A. Tausk
	Base Severance Payment	--	$1,050,000	$1,725,000	--	$375,000	$375,000
	Accelerated Vesting of Restricted Stock Units	$366,371	$366,371	$366,371	--	$366,371	$366,371
	Other (2)	--	$161,626	$176,520	--	$169,073	$169,073
	Total	$366,371	$1,577,997	$2,267,891	--	$910,444	$910,444

(1)
The NEOs are only entitled to the vested amount of their respective accounts under the Executive Deferred Compensation Plan as of the retirement or termination date. Additionally, the NEOs will not receive any additional compensation upon retirement, and any accelerated vesting of their equity awards may be subject to the discretion of the Compensation Committee.

(2)
Includes healthcare benefits and vesting in full of the unvested amount of the NEO’s account under the Executive Deferred Compensation Plan pursuant to the terms of the NEOs’ respective employment agreements. The amounts reported under the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table reflect the aggregate balance of the NEOs’ accounts under the Executive Deferred Compensation Plan as of December 31, 2019, including the balances transferred to such plan from the Griffin Capital Company, LLC deferred compensation plan, and includes the vested and unvested amounts under the combined plan.

For purposes of the table above, we have made the following assumptions where applicable:

•	The date of termination is December 31, 2019;

•	The payments are based on the terms of the NEO’s respective employment agreements and the applicable award agreements governing unvested equity awards;

•
The NEOs’ respective restricted stock unit awards were assumed, continued, converted or replaced with a substantially similar award by the Company or a successor entity or its parent or subsidiary in connection with a Change in Control;

•	There is no earned, accrued but unpaid salary;

•	There is no earned, accrued but unpaid bonus for the prior year; and

•	The premiums for the NEO’s health plan coverage, life insurance, long-term disability insurance and accidental death and dismemberment insurance is constant throughout the year.
Director Compensation
Director Compensation Prior to the Merger with EA-1
Pursuant to our director compensation plan adopted by the Board of Directors on March 7, 2017 (the “Director Compensation Plan”), for the year ended December 31, 2018, we paid each of our independent directors a retainer of $40,000, plus $1,000 for each board or committee meeting the independent director attended in person or by telephone ($2,000 for attendance by the chairperson of our audit committee at each meeting of our audit committee and $1,500 for attendance by the chairperson of any other committee at each of such committee’s meetings). In the event there were multiple meetings of our board and one or more committees in a single day, the fees were limited to $3,000 per day ($3,500 for the chairperson of our audit committee if there was a meeting of such committee). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board.
Pursuant to EA-1’s Director Compensation Plan, for the year ended December 31, 2018, EA-1 paid each of its independent directors a retainer of $90,000 in equal quarterly installments. EA-1 did not pay separate meeting fees for attendance at its board or committee meetings. All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of EA-1’s board.
Pursuant to the Plan and Director Compensation Plan, we issued 5,000 shares of restricted stock to each independent director on January 18, 2017, which are fully vested, and 7,000 shares of restricted stock to each independent director on each of June 14, 2017 and March 14, 2019 upon each of their respective re-elections to our Board of Directors, which vested 50% at the time of grant and will vest 50% upon the first anniversary of the grant date, subject to the independent director's continued service as a director during such vesting period. The annual restricted stock award will immediately vest in the event of certain liquidation events, as defined in the restricted stock award. The initial restricted stock award and future annual restricted stock awards are subject to a number of other conditions as set forth in such awards. We may not grant equity awards at any time when the issuance of equity awards, when combined with those issued or issuable to our directors, officers or any of their affiliates, exceed the amounts in our plan. No equity award issued will be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.
Pursuant to EA-1’s Employee and Director Long-Term Incentive Plan (the “EA-1 Plan”), EA-1 issued 5,000 shares of restricted stock to each independent director on March 3, 2014 who was serving at that time and to Mr. Kripalani upon his appointment to EA-1’s board on January 31, 2017, which vested immediately upon grant (the "Initial Restricted Stock Awards"). On each of June 12, 2014, June 16, 2015, and June 15, 2016, EA-1 also issued additional awards of 1,000 shares of restricted stock to each independent director upon each of their respective re-elections to the board, which will generally vest ratably over a period of three years from the date of re-election. Pursuant to EA-1's Director Compensation Plan, on each of June 14, 2017 and March 14, 2019, EA-1 issued additional awards of 7,000 shares of restricted stock to each independent director upon each of their respective re-elections to the board, which vested 50% at the time of grant and were to vest 50% upon the first anniversary of the grant date, subject to the independent director's continued service as a director during such vesting period (the “Annual Restricted Stock Awards”). Such Annual Restricted Stock Award consisted of 1,000 shares of restricted stock under Section 7.4 of the EA-1 Plan and an additional 6,000 shares of restricted stock. The Annual Restricted Stock Awards would have immediately vested in the event of certain liquidation events, as defined in the Annual Restricted Stock Awards. As of December 31, 2018, Mr. Cazel had received a total of 15,000 shares of restricted stock, 14,667 of which have vested. As of December 31, 2018, Mr. Kripalani had received a total of 12,000 shares of restricted stock, all of which had vested. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards were subject to a number of other conditions set forth in such awards.
On April 30, 2019, we issued 4,017 shares of restricted stock to Mr. Cazel and 3,668 shares of restricted stock to Mr. Kripalani, in each case in exchange for their shares of restricted stock in EA-1 that remained unvested as of the effective time of the merger with EA-1, pursuant to the terms of the merger agreement. The restricted stock awards will vest as follows: Mr. Cazel: 349 shares vested on June 15, 2019 and 3,668 shares vested on March 14, 2020; and Mr. Kripalani: all 3,668 shares vested on March 14, 2020. We issued the restricted stock awards to Messrs. Cazel and Kripalani pursuant to the Plan, and such awards are in substantially the same form as the form of restricted stock award agreement entered into with our non-employee directors.
Director Compensation After the Merger with EA-1
After the merger with EA-1, we paid each of our independent directors a retainer of $90,000 in equal quarterly installments. We no longer pay separate meeting fees for attendance at our board or committee meetings. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board.
In addition, we issue to each of our independent directors an annual award of restricted stock granted at a fixed dollar value of $75,000, 50% of which vests immediately upon grant and 50% which vests upon the one-year anniversary of the grant. Upon the election or appointment of any new independent director, we will grant an initial equity award granted at a fixed dollar value of $35,000, all of which will vest immediately upon grant.
The following table shows the value of all cash and equity-based compensation paid to the members of our Board of Directors during the year ended December 31, 2019.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Kathleen S. Briscoe	$76,333	$67,830	--	$144,163
Gregory M. Cazel(3)	$90,000	$73,683	--	$163,683
Ranjit M. Kripalani(3)	$90,000	$70,350	--	$160,350
J. Grayson Sanders	$76,333	$67,830	--	$144,163
Samuel Tang	$77,333	$67,830	--	$145,163

(1)
Kevin A. Shields, our Executive Chairman, and Michael J. Escalante, our Chief Executive Officer and President and member of our Board of Directors, are not included in the table above as they were employees of the Company during 2019 and, therefore did not receive any additional compensation for the services that they provided as directors. The compensation that Mr. Escalante received is included in the Summary Compensation Table.

(2)
The amounts shown in this column reflect the grant date fair value of restricted stock awards granted to each of our non-employee directors. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award.

(3)
Messrs. Cazel and Kripalani received the fees earned pursuant to their services as independent directors of EA-1 until April 30, 2019, the effective date of the merger with EA-1, at which time, they began receiving fees for service on our Board. The amounts reported in this table reflect the aggregate amounts paid to Messrs. Cazel and Kripalani for the full year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
Pursuant to the terms of the Nominating and Corporate Governance Committee Charter, our Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our affiliates or any “related person,” as such term is defined in Item 404 of Regulation S-K as promulgated by the Securities and Exchange Commission.
Affiliated Dealer Manager
Griffin Capital Securities, LLC, a Delaware limited liability company and a related party of our Executive Chairman, serves as our dealer manager. Our dealer manager is also serving as the dealer manager for GAHR III and GAHR IV, each of which are publicly-registered, non-traded real estate investment trusts, GIA Real Estate Fund and GIA Credit Fund, both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the 1940 Act, and various private offerings, which will result in competing demands for our dealer manager’s time and efforts relating to the distribution of our shares and shares of GAHR III, GAHR IV, GIA Real Estate Fund, GIA Credit Fund, and the private offerings. Since January 1, 2019, we have paid fees to our dealer manager in the aggregate amount of $16,071.
Administrative Services Agreement
In connection with the Mergers, we assumed, as the successor of EA-1 and the EA-1 Operating Partnership, the Administrative Services Agreement, pursuant to which GCC and Griffin Capital, LLC (“GC LLC”) continue to provide office space and certain operational and administrative services at cost to us, our Current Operating Partnership, Griffin Capital Essential Asset TRS, Inc., and GRECO, which may include, without limitation, the shared information technology, human resources, legal, due diligence, marketing, customer service, events, operations, accounting and administrative support services set forth in the Administrative Services Agreement. Our Executive Chairman is also the Chief Executive Officer of and controls GCC, which is the sole member of GC LLC, which is the sole member of our dealer manager. We pay GCC a monthly amount based on the actual costs anticipated to be incurred by GCC for the provision of such office space and services until we elect to provide such space and/or services for ourselves or through another provider, which amount is initially $187,167 per month, based on an approved budget. Such costs are reconciled quarterly and a full review of the costs will be performed at least annually. In addition, we will directly pay or reimburse GCC for the actual cost of any reasonable third-party expenses incurred in connection with the provision of such services. Since January 1, 2019, we have paid fees to GCC under the Administrative Services Agreement in the aggregate amount of $2,807,500.
STOCKHOLDER PROPOSALS
Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Secretary at our offices no later than December 16, 2020 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder desires to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in the proxy materials, our bylaws require that the stockholder give advance written notice to our Secretary no earlier than December 16, 2020 and no later than January 15, 2021. Stockholders desiring to submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary
El Segundo, California
April 15, 2020

APPENDIX A
GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands)
Funds from Operations and Adjusted Funds from Operations

Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient.
Management is responsible for managing interest rate, hedge and foreign exchange risks. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.
Additionally, we use Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. AFFO is a measure used among our peer group, which includes daily NAV REITs. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies.
Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of AFFO based on the following economic considerations:

•
Revenues in excess of cash received, net. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these contractual periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of straight-line rent to arrive at AFFO as a means of determining operating results of our portfolio. By adjusting for this item, we believe AFFO is reflective of the realized economic impact of our leases (including master agreements) that is useful in assessing the sustainability of our operating performance.

•
Amortization of stock-based compensation. We have excluded the effect of stock-based compensation expense from our AFFO calculation. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from AFFO because it is not an expense which generally requires cash settlement, and therefore is not used by us to assess the profitability of our operations. We also believe the exclusion of stock-based compensation expense provides a more useful comparison of our operating results to the operating results of our peers.

•
Deferred rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded on a straight-line basis and create deferred rent. As deferred rent is a GAAP non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of deferred rent to arrive at AFFO as a means of determining operating results of our portfolio.

•
Amortization of in-place lease valuation. Acquired in-place leases are valued as above-market or below-market as of the date of acquisition based on the present value of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management's estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and are amortized as an adjustment to rental income over the remaining terms of the respective leases. As this item is a non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of the amortization of in-place lease valuation to arrive at AFFO as a means of determining operating results of our portfolio.

•
Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are capitalized and included as part of the relative fair value when the property acquisition meets the definition of an asset acquisition or are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss), for property acquisitions accounted for as a business combination. By excluding acquisition-related costs, AFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to AFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from AFFO provides investors with supplemental performance information that is consistent with the performance models and analyses used by management.

•
Financed termination fee, net of payments received. We believe that a fee received from a tenant for terminating a lease is appropriately included as a component of rental revenue and therefore included in AFFO. If, however, the termination fee is to be paid over time, we believe the recognition of such termination fee into income should not be included in AFFO. Alternatively, we believe that the periodic amount paid by the tenant in subsequent periods to satisfy the termination fee obligation should be included in AFFO.

•
Gain or loss from the extinguishment of debt. We primarily use debt as a partial source of capital to acquire properties in our portfolio and fund redemptions. As a term of obtaining this debt, we will pay financing costs to the respective lender. Financing costs are presented on the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and amortized into interest expense on a straight-line basis over the term of the debt. We consider the amortization expense to be a component of operations if the debt was used to acquire properties. From time to time, we may cancel certain debt obligations and replace these canceled debt obligations with new debt at more favorable terms to us. In doing so, we are required to write-off the remaining capitalized financing costs associated with the canceled debt, which we consider to be a cost, or loss, on extinguishing such debt. Management believes that this loss is considered an event not associated with our operations, and therefore, deems this write-off to be an exclusion from AFFO.

•
Unrealized gains (losses) on derivative instruments. These adjustments include unrealized gains (losses) from mark-to-market adjustments on interest rate swaps and losses due to hedge ineffectiveness. The change in the fair value of interest rate swaps not designated as a hedge and the change in the fair value of the ineffective portion of interest rate swaps are non-cash adjustments recognized directly in earnings and are included in interest expense. We have excluded these adjustments in our calculation of AFFO to more appropriately reflect the economic impact of our interest rate swap agreements.

•
Dead deal costs. As part of investing in income-producing real property, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs for transactions that fail to close, which in accordance with GAAP, are expensed and are included in the determination of income (loss) from operations and net income (loss). Similar to acquisition-related costs (see above), management believes that excluding these costs from AFFO provides investors with supplemental performance information that is consistent with the performance models and analyses used by management.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and AFFO is presented in the following table for the years ended December 31, 2019, 2018, and 2017 (in thousands):

	Year Ended December 31,
	2019	2018	2017
Net income	$37,044	$22,038	$146,133
Adjustments:
Depreciation of building and improvements	80,393	60,120	55,982
Amortization of leasing costs and intangibles	73,084	59,020	60,573
Impairment provision	30,734	—	8,460
Equity interest of depreciation of building and improvements - unconsolidated entities	2,800	2,594	2,496
Equity interest of amortization of intangible assets - unconsolidated entities	4,632	4,644	4,674
Gain from sale of depreciable operating property	(29,938)	(1,231)	(116,382)
Equity interest of impairment - unconsolidated entities	6,927	—	—
Equity interest of gain on sale - unconsolidated entities	(4,128)	—	—
FFO	$201,548	$147,185	$161,936
Distributions to redeemable preferred shareholders	(8,188)	(3,275)	—
Distributions to noncontrolling interests	(17,959)	(4,737)	(4,737)
FFO, net of noncontrolling interest and redeemable preferred distributions	$175,401	$139,173	$157,199
Reconciliation of FFO to AFFO:
FFO, net of noncontrolling interest and redeemable preferred distributions	$175,401	$139,173	$157,199
Adjustments:
Acquisition fees and expenses to non-affiliates	—	1,331	—
Non-cash earn-out adjustment	(1,461)	—	—
Revenues in excess of cash received, net	(19,519)	(8,571)	(11,372)
Amortization of share-based compensation	2,614	—	—
Deferred rent - ground lease	1,353	841	—
Amortization of above/(below) market rent	(3,201)	(685)	1,689
Amortization of debt premium/(discount)	300	32	(414)
Amortization of ground leasehold interests	(52)	28	28
Non-cash lease termination income	(10,150)	(12,532)	(12,845)
Financed termination fee payments received	6,065	15,866	11,783
Equity interest of revenues in excess of cash received (straight-line rents) - unconsolidated entities	528	116	(311)
Unrealized gains on investments (DCP)	307	—	—
Equity interest of amortization of above market rent - unconsolidated entities	3,696	2,956	2,968
Performance fee adjustment	(2,604)	—	—
Unrealized (gain) loss on derivatives	—	—	(28)
Dead deal costs	252	—	—
AFFO	$153,529	$138,555	$148,697

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Adjusted EBITDA
(Unaudited; dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
ADJUSTED EBITDA(1):
Net (loss) income	$(2,043)	$3,269	$37,044	$22,038
Adjustment to net income(2)	—	—	(5,995)	—
Net (loss) income adjusted	(2,043)	3,269	31,049	22,038
Depreciation and amortization	41,114	29,910	167,637	119,168
Interest expense	19,026	13,164	78,218	52,121
Amortization - Deferred financing costs	527	770	5,787	3,040
Amortization - Debt premium	109	8	301	31
Amortization - In-place lease	(562)	(550)	(4,749)	(685)
Income taxes	(83)	278	1,027	632
Asset management fees	—	5,998	—	23,668
Property management fees to affiliates	—	2,430	—	9,479
Property management fees to non-affiliates	907	—	2,621	—
Acquisition fees and expenses	—	1,331	379	1,331
Deferred rent	(9,864)	1,639	(21,010)	(8,571)
Termination Income (Non-Cash)	—	—	(11,178)	—
Termination Income (Cash)	3,057	—	6,065	—
Lease Accounting True Up	—	—	2,052	—

Extraordinary Losses or Gains:
Gain on disposition	(21,497)	(73)	(29,938)	(1,231)
Gain (loss) from investment in unconsolidated entities	(519)	—	(4,128)	—
Impairment on Investment in Unconsolidated Entity - DRJV	6,927		6,927	—
Impairment Provision	30,734		30,734	—
Equity percentage of net (income) loss for the Parent’s non-wholly owned direct and indirect subsidiaries	819	637	2,509	2,254
Equity percentage of EBITDA for the Parent’s non-wholly owned direct and indirect subsidiaries	2,174	2,264	11,107	8,967
	70,826	61,075	275,410	232,242
Less: Capital reserves	(1,291)	(931)	(5,150)	(3,682)
Adjusted EBITDA (per credit facility agreement)	$69,535	$60,144	$270,260	$228,560

Principal paid and due	$1,674	$1,598	$6,577	$6,494
Interest expense	19,026	13,710	76,627	54,335
Cash dividends on Preferred Stock (including any paid under the 2018 Preferred Documents)	2,047	—	8,188	—
	$22,747	$15,308	$91,392	$60,829
Interest Coverage Ratio(3)	3.65	4.39	3.53	4.21
Fixed Charge Coverage Ratio(4)	3.06	3.93	2.96	3.76

(1)
Adjusted EBITDA, as defined in our credit facility agreement, is calculated as net income before interest, taxes, depreciation and amortization (EBITDA), plus acquisition fees and expenses, asset and property management fees, straight-line rents and in-place lease amortization for the period, further adjusted for acquisitions that have closed during the quarter and certain reserves for capital expenditures.

(2)	Adjustment is a result of combined financial information from EA-1 and us.

(3)	Interest coverage is the ratio of interest expense as if the corresponding debt was in place at the beginning of the period to adjusted EBITDA.

(4)
Fixed charge coverage is the ratio of principal amortization for the period plus interest expense as if the corresponding debt was in place at the beginning of the period plus preferred unit distributions as if in place at the beginning of the period over adjusted EBITDA.

APPENDIX B

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
AMENDED AND RESTATED
EMPLOYEE AND DIRECTOR LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

1. PURPOSES OF THE PLAN; PRIOR PLAN; AND DEFINITIONS 1
1.1. PURPOSES 1
1.2. PRIOR PLAN 1
1.3. DEFINITIONS 1
2. ELIGIBLE PERSONS 7
3. SHARES OF STOCK SUBJECT TO THIS PLAN 8
3.1. SHARE LIMITS 8
4. ADMINISTRATION 8
4.1. COMMITTEE 8
4.2. DURATION, REMOVAL, ETC 8
4.3. MEETINGS AND ACTIONS OF COMMITTEE 9
4.4. COMMITTEE'S POWERS 9
4.5. PROHIBITION AGAINST REPRICING 10
5. GRANT OF OPTIONS 10
5.1. WRITTEN AGREEMENT 10
5.2. ANNUAL $100,000 LIMITATION ON ISOS 10
6. CERTAIN TERMS AND CONDITIONS OF OPTIONS AND OTHER AWARDS 11
6.1. ALL AWARDS 11
6.2. TERMS AND CONDITIONS TO WHICH ONLY NQOS ARE SUBJECT 13
6.3. TERMS AND CONDITIONS TO WHICH ONLY ISOS ARE SUBJECT 13
6.4. SURRENDER OF OPTIONS 14
7. RESTRICTED STOCK 14
7.1. GRANT 14
7.2. RESTRICTIONS 15
7.3. DISTRIBUTIONS 15
8. STOCK APPRECIATION RIGHTS 15
9. DISTRIBUTION EQUIVALENT RIGHTS 15
9.1. GENERAL 15
9.2. AWARDS 16
9.3. PAYMENTS 16
10. RESTRICTED STOCK UNITS 16
10.1. GRANT 16
10.2. AWARD RESTRICTIONS 16
10.3. PAYMENT OF RESTRICTED STOCK UNITS 16
11. OTHER EQUITY-BASED AWARDS 17
11.1. GRANT 17
11.2. TERMS AND CONDITIONS 17
11.3. PAYMENT OR SETTLEMENT 17
12. PERFORMANCE-BASED AWARDS 17
12.1. PERFORMANCE GOAL CONDITIONS 17
12.2. CERTIFICATION OF GOAL ACHIEVEMENT 17
13. CHANGE IN CONTROL 17
14. COMPLIANCE WITH LAWS 18
15. EMPLOYMENT OR OTHER RELATIONSHIP 19

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16. AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN ... 19
17. AWARD AMENDMENT ... 19
18. LIABILITY AND INDEMNIFICATION OF THE COMMITTEE ... 20
19. SECURITIES LAW LEGENDS ... 20
20. SEVERABILITY ... 21
21. GOVERNING LAW ... 21
22. EFFECTIVE DATE ... 21
23. MISCELLANEOUS ... 21
- **23.1. Forfeiture Provisions ... 21**
- **23.2. Compensation Recovery ... 21**
- **23.3. Limitations Applicable to Section 16 ... 22**
- **23.4. Effect of Plan Upon Other Incentive and Compensation Plans ... 22**
- **23.5. Section 83(b) Election Prohibited ... 22**

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1. PURPOSES OF THE PLAN; PRIOR PLAN; AND DEFINITIONS

To accomplish these purposes, this Plan provides a means whereby Employees of the Company or any Affiliate that the Committee deems important to the Company's long-term success, Directors and other enumerated persons may receive Awards.

1.2. **Prior Plan**. The Plan as set forth herein constitutes an amendment and restatement of the Company's Employee and Director Long-Term Incentive Plan as in effect immediately prior to the Effective Date (the "Prior Plan"). The Plan shall supersede and replace in its entirety the Prior Plan. Awards that vest or are granted on or after the Effective Date shall be subject to the terms and provisions of the Plan.

1.3. **Definitions**. For purposes of this Plan, the following terms have the following meanings:

"Affiliate" means any Person, whose employees (as such term is defined in the instructions to Form S-8 registration statement under the Securities Act) are eligible to receive Awards under the Plan. The determination of whether a Person is an Affiliate shall be made by the Committee acting in its sole and absolute discretion.

"Applicable Laws" means the requirements relating to the administration of Awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Stock are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

"Articles of Incorporation" means the articles of incorporation of the Company as the same may be amended from time to time.

"Award" means any award under this Plan, including any grant of Options, Restricted Stock, Stock Appreciation Rights, Distribution Equivalent Rights, Restricted Stock Units, or Other Equity-Based Awards (including OP Units).

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"Award Agreement" means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Committee setting forth the terms and conditions of the Award.

"Board" means the Board of Directors of the Company.

"Cause," unless otherwise defined in an Employee's employment agreement, means matters which, in the judgment of the Committee, constitute any one or more of the following: (i) default or breach of any of the provisions of any agreement that the Participant may have with the Company or any Affiliate or Subsidiary; (ii) actions constituting fraud, abuse, dishonesty, embezzlement, destruction or theft of Company property, or breach of the duty of loyalty owed by the Participant to the Company; (iii) conviction of a felony; (iv) furnishing materially false, inaccurate, misleading or incomplete information to the Company; (v) actions constituting a material breach of the Company's Code of Ethics and Business Conduct, the Company's employee handbook or any other Company policy; (vi) willful failure to follow reasonable and lawful directives of the Participant's supervisor, or any of the Company's senior executive officers, which are consistent with the Participant's job responsibilities and performance; or (vii) failure to satisfy the requirements of the Participant's job, regardless whether or not such failure is willful, including the failure to satisfy the objectives of any action plan or performance improvement plan that the Participant may be under. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant. If "Cause" is otherwise defined in an Employee's employment agreement, the definition in the employment agreement shall be effective for purposes of the Plan with respect to the Employee in question.

"Change in Control" means the happening of any of the following:

(i) one Person (or more than one Person acting as a group) acquires ownership of Stock of the Company that, together with the Stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the Stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company's Stock and acquires additional Stock; or

(ii) one Person (or more than one Person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's Stock possessing 30% or more of the total voting power of the Stock of the Company; or

2

"Change in Control Price" means the closing price (or, if the shares are not traded on an exchange, the last sale price or closing "asked" price) per share paid for the purchase of Common Stock in a national securities market on the date the Change in Control occurs.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

"Committee" has the meaning given it in Section 4.1.

"Common Stock" or "Stock" means common shares of capital stock of the Company, $0.001 par value per share.

"Company" has the meaning given it in Section 1.1.

"Director" means a person elected or appointed and serving as director of the Company in accordance with the Articles of Incorporation and the Maryland General Corporation Law.

"Disability" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In a dispute, the determination whether a Participant has suffered a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which that Disability relates.

"Distribution Equivalent Right" means an Award of rights pursuant to Section 9.

"Effective Date" has the meaning given it in Section 22.

"Employee" has the meaning ascribed to it for purposes of Section 3401(c) of the Code and the Treasury Regulations adopted under that Section. An Employee includes an officer or a Director who is an Employee of the Company.

"Employment" means, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliate or Subsidiary, and shall include the provision of services as a Non-Employee Director or consultant for the Company or any Affiliate or Subsidiary. A Participant's Employment shall terminate on the date the Participant is no longer Employed by an entity that is at least one of (i) the Company, (ii) an Affiliate or (iii) a Subsidiary as of such date. "Employed" shall have a correlative meaning.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

"Exercise Notice" has the meaning given it in Section 6.1(e).

"Fair Market Value" means with respect to Stock:

3

(i) if the Stock is listed on any established national securities exchange, the Fair Market Value of shares of Stock shall be the closing sales price for the Stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such exchange (or, if the Stock is listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal or similar publication; or

(ii) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no market for the Stock, the Fair Market Value of the shares of Stock shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, with reference to all information material to the value of the Company, including by way of example, the Company's net worth, prospective earning power, distribution-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other enterprises in the same or similar lines of business;

provided, however, that for purposes of granted Nonqualified Share Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

"Grant Date" has the meaning given it in Section 6.1(b).

"Incentive Stock Option" or "ISO" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code, and any successor provision.

"Non-Employee Director" means a person who is a non-employee director as defined in Rule 16b-3.

"Non-Qualified Share Option" or "NQO" means any Option that is not an Incentive Stock Option.

"Option" means an option granted under Section 5.

"OP Units" means units of limited partnership of Griffin Capital Essential Asset Operating Partnership, L.P., subject to the rights, preferences and other privileges as designated in the Partnership Agreement.

"Other Equity-Based Award" means any award other than an Option, Restricted Stock, Stock Appreciation Right, Distribution Equivalent Right Award or Restricted Stock Unit, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, shares of Common Stock or distributions on shares of Common Stock, including, without limitation, OP Units.

"Participant" means an eligible person who is granted an Award.

4

"Partnership Agreement" means the Fifth Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P., as may be amended from time to time.

"Performance-Based Award" means any Award that is made subject to Performance Goals.

"Performance Goals" means any one or more of the following performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarter's or years' results or to a designated comparison group, any of which may be measured on an aggregate or per share basis, in each case as specified by the Committee in the Award Agreement:

(iv) economic value added,

(v) funds from operations or similar measure,

(vi) sales or revenue,

(vii) acquisitions or strategic transactions,

(viii) operating income (loss),

(x) return on capital, assets, equity, or investment,

(xii) cash available,

(xiii) return on sales,

(xiv) gross or net profit levels,

(xv) productivity,

(xvi) expense levels or management,

(xvii) margins,

(xviii) operating efficiency,

(xix) customer/tenant satisfaction,

(xx) working capital,

5

(xxi) earnings (loss) per share of Stock,

(xxii) revenue or earnings growth,

(xxiii) number of securities sold,

(xxiv) the Company's ranking against selected peer groups,

(xxv) "same-store" performance from period to period,

(xxvi) leasing or occupancy rates,

(xxvii) number of properties under management,

(xxviii) objectively determinable capital deployment,

(xxix) objectively determined expense management,

(xxx) performance against budget,

(xxxi) reduction of debt or borrowing costs,

(xxxii) early extinguishment of debt

(xxxiii) disposition of properties or other assets or entities,

(xxxiv) sales or market shares,

(xxxv) number of customers,

(xxxviii) geographic footprint,

(xli) any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence.

"Performance Period" means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

"Person" means a corporation, partnership, trust, association or any other entity.

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"Qualifying Termination" means, with respect to a Participant, a termination of such Participant's Employment by the Company (and all then-Affiliates or Subsidiaries) without Cause following a Change in Control of the Company. It is understood that a Participant shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains Employed by an entity that is at least one of (i) the Company or (ii) any entity that was an Affiliate or Subsidiary undergoing a Change in Control immediately prior to such Change in Control. Notwithstanding the foregoing, payments on account of a Participant's Qualifying Termination that constitute "deferred compensation" within the meaning of Section 409A of the Code shall not commence unless and until the Participant has also incurred a "separation from service" within the meaning of Code Section 409A.

"Related Corporation" means a parent or Subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code.

"Restricted Stock" means an Award granted under Section 7.

"Restricted Stock Unit" means a bookkeeping entry used by the Company to record and account for the grant of an Award of restricted Common Stock under Section 10 of the Plan until the Award is paid, canceled, forfeited or terminated, as the case may be.

"Rule 16b-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

"Section 16(b)" means Section 16(b) under the Exchange Act.

"Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

"Stock Appreciation Right" means an Award granted under Section 8.

"Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50% or more.

"Ten Percent Stockholder" means any person who, at the time this definition is being applied, owns, directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Code Section 424 or any successor statute), shares of the Company constituting more than 10% of the total combined voting power of all classes of outstanding capital stock of the Company or any Related Corporation.

2. ELIGIBLE PERSONS

Every person who, at or as of the Grant Date, is (a) a full-time Employee of the Company, (b) a Director of the Company, (c) an executive officer or full-time employee of an Affiliate, or (d) someone whom the Committee designates as eligible for an Award (other than for Incentive Stock Options) because the person (i) performs bona fide consulting or advisory services for the Company or any Affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and

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(ii) has a direct and significant effect on the financial development of the Company or any Affiliate of the Company, shall be eligible to receive Awards hereunder; provided, however, that Incentive Stock Options may only be granted to an Employee of the Company or a Related Corporation.

3. SHARES OF STOCK SUBJECT TO THIS PLAN

3.1. <u>Share Limits</u>. The total number of shares of Stock that may be issued under Awards is a number of shares equal to 7,000,000 shares. The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes). The maximum number of shares of Stock with respect to which ISOs may be granted under the Plan is the lesser of the total number of shares of Stock that may be issued under Awards or 7,000,000 shares. Such shares of Stock may consist, in whole or in part, of authorized and unissued Stock or shares of Stock reacquired in private transactions or open market purchases, but all shares of Stock issued under the Plan, regardless of their source, shall be counted against the Stock limitation. Other Equity-Based Awards which are denominated in OP Units shall count against the number of shares of Stock available for issuance under the Plan only to the extent that such OP Units are convertible into shares of Stock and on the same basis as the conversion ratio applicable to the OP Units. Any shares of Stock that are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise price in whole or in part, or to pay withholding taxes due with respect to such exercise or settlement, shall be treated as issued to the Participant and will thereafter not be available under the Plan. Any shares of Stock subject to unexercised portions of Options granted under the Plan which shall have been terminated, cancelled or that have expired may again be subject to Awards hereunder. Awards settled in cash will not reduce the maximum aggregate number of shares of Common Stock that may be issued under the Plan. If, after grant, subject to compliance with Section 17(c) of this Plan, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable, and any shares of Stock subject to such cancelled Option or Stock Appreciation Right may again be subject to Awards hereunder.

4. ADMINISTRATION

4.1. <u>Committee</u>.

(a) In General. This Plan shall be administered by the compensation committee (the "Committee") appointed by the Board. The number of persons who shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, that the Committee shall not consist of fewer than two persons.

(b) Rule 16b-3. To the extent desirable to qualify transactions under this Plan as exempt under Rule 16b-3, a Committee consisting solely of two or more "non-employee directors" as defined in Rule 16b-3, must approve such transactions.

4.2. <u>Duration, Removal, Etc</u>. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to

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resign from the Committee by giving at least three days' prior written notice to the Board. The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board shall promptly fill any vacancy that causes the number of members of the Committee to be fewer than two or any other minimum number required to comply with Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3).

4.3. **Meetings and Actions of Committee**. The Board shall designate which of the Committee members shall be the chairperson of the Committee. If the Board fails to designate a chairperson for the Committee, the members of the Committee shall elect one of the Committee members as chairperson, who shall act as chairperson until he or she ceases to be a member of the Committee or until the Board (or the Committee) elects a new chairperson. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with this Plan, the Articles of Incorporation, the Bylaws of the Company or Applicable Laws.

4.4. **Committee's Powers**. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:

(a) to grant Awards upon such terms and conditions (not inconsistent with the provisions of this Plan unless the provisions of this Plan state otherwise), as the Committee may consider appropriate;

(b) to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan;

(c) to determine the eligible persons to whom, and the time or times at which, Awards shall be granted;

(d) to determine the number of shares of Stock that shall be the subject of each Award;

(e) to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:

(i) the period or periods and extent of exercisability of any Option or Stock Appreciation Right;

(ii) the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Stock, or other property (including "cashless exercise" arrangements), and the methods by which Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if Stock is used to pay the exercise price of an Option, such Stock must have been held by the Participant for at least six months;

(iii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted;

(iv) the effect of termination of Employment on an Award; and

(v) the effect of approved leaves of absence;

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(f) to accelerate the vesting, exercise or payment of an Award or the Performance Period of an Award in the event of a Participant's termination of employment, including related to a retirement of a Participant, or when that action or actions would be in the best interests of the Company, but only to the extent that such action would not violate the provisions of Section 409A of the Code;

(g) to construe the respective Award Agreements and the Plan;

(h) to make determinations of the Fair Market Value of shares of Stock;

(i) to waive any provision, condition or limitation set forth in an Award Agreement;

(j) to delegate its duties under the Plan to such agents as it may appoint from time to time; provided, however, that the Committee may not delegate its duties with respect to making or exercising discretion with respect to Awards to eligible persons if such delegation would cause Awards not to qualify for the exemption provided by Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3); and

(k) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan.

The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement the Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.4 shall be final and conclusive.

4.5. **Prohibition Against Repricing**. Except to the extent (i) approved in advance by holders of a majority of the shares of Common Stock of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change in Control or any adjustment as provided in Section 6.1(a), the Committee shall not have the power or authority (A) to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right, or (B) to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted when the exercise price of such Option or Stock Appreciation Right exceeds the Fair Market Value of the underlying shares of Common Stock.

5. GRANT OF OPTIONS

5.1. **Written Agreement**. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether each Option it evidences is an NQO or an ISO.

5.2. **Annual $100,000 Limitation on ISOs**. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account ISOs granted under this Plan and any other plan of the Company or any Related Corporation, the Options covering such additional shares of Stock becoming exercisable in that year shall cease to be ISOs and thereafter be NQOs. For this purpose, the Fair Market Value of shares of Stock subject to Options shall be

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determined as of the date the Options were granted. In reducing the number of Options treated as ISOs to meet this $100,000 limit, the most recently granted Options shall be reduced first.

6. CERTAIN TERMS AND CONDITIONS OF OPTIONS AND OTHER AWARDS

Each Option shall be designated as an ISO or an NQO and shall be subject to the terms and conditions set forth in Section 6.1. The Committee may provide for different terms and conditions in any Award Agreement or amendment thereto as provided in Section 4.4 to the extent not inconsistent with the terms of the Plan unless the terms of this Plan provide otherwise.

6.1. All Awards. All Options and other Awards shall be subject to the following terms and conditions:

(a) Capital Adjustments. The number and price of shares of Common Stock covered by each Award and the total number of shares of Common Stock that may be awarded under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Company, or any exchange of shares involving the Common Stock, any Award granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate. It is the intent of any such adjustment that the value of the Awards held by the Participants immediately following the change is the same as that value immediately prior to the change.

(b) Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the "Grant Date"), which shall not be earlier than the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award.

(c) Time of Exercise; Vesting. Awards may, in the sole discretion of the Committee, be exercisable or may vest, and restrictions may lapse, including without limitation, upon the achievement of any Performance Goals, if any, that may be established by the Committee as a condition to vesting or settlement of the Award, as the case may be, at such times and in such amounts as may be specified by the Committee in the grant of the Award. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable.

(d) Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee (which consent will not be granted in the case of ISOs unless the conditions for transfer of ISOs specified in the Code have been satisfied) or by will or the laws of the descent and distribution. Awards requiring exercise shall be exercisable during the Participant's lifetime, only by the Participant; or in the event the Participant is Disabled, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed within ninety (90) days of the Participant's death, by the person(s) taking under the laws of descent and

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distribution governing the state in which the Participant was domiciled at the time of the Participant's death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Stock Options.

(e) Notice and Payment. To the extent it is exercisable, an Award shall be exercisable only by written or recorded electronic notice of exercise, in the manner specified by the Committee from time to time, delivered to the Company or its designated agent during the term of the Award (the "Exercise Notice"). The Exercise Notice shall: (i) state the number of shares of Stock with respect to which the Award is being exercised; (ii) be signed by the holder of the Award or by the person authorized to exercise the Award pursuant to Section 6.1(d); and (iii) include such other information, instruments and documents as may be required to satisfy any other condition to exercise set forth in the Award Agreement. Except as provided below, payment in full, in cash or check, shall be made for all shares of Stock purchased at the time notice of exercise of an Award is given to the Company. The proceeds of any payment shall constitute general funds of the Company. At the time an Award is granted or before it is exercised, the Committee, in the exercise of its sole discretion, may authorize any one or more of the following additional methods of payment:

(i) for all Participants other than officers of the Company and Directors, acceptance of each such Participant's full recourse promissory note for some or all (to the extent permitted by law) of the exercise price of the Stock being acquired, payable on such terms and rate of interest as determined by the Committee, and secured in such manner, if at all, as the Committee shall approve, including, without limitation, by a security interest in the Stock which are the subject of the Award or other securities;

(ii) for all Participants, delivery by each such Participant of Stock already owned by such Participant for all or part of the exercise price of the Award being exercised, provided that the Fair Market Value of such Stock is equal on the date of exercise to the exercise price of the Award being exercised, or such portion thereof as the Participant is authorized to pay and elects to pay by delivery of such shares of Stock;

(iii) for all Participants, surrender by each such Participant, or withholding by the Company from the Stock issuable upon exercise of the Award, of a number of shares of Stock subject to the Award being exercised with a Fair Market Value equal to some or all of the exercise price of the Stock being acquired, together with such documentation as the Committee and the broker, if applicable, shall require; or

(iv) for all Participants, payment may be made pursuant to a cashless exercise arrangement approved by the Committee.

(f) Termination of Employment from the Company or any Affiliate of the Company; Removal of a Director for Cause. The Committee shall establish, in respect of each Award when granted, the effect of a termination of Employment on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, Disability or other factors) or which party effected the termination (the employer or the Employee). All Awards granted to a Director whether or not an Employee will lapse on the date the Director ceases to be a Director of the Company as a result of his removal for Cause. Notwithstanding any other provision in this Plan or the Award Agreement, the Committee may decide in its discretion at the time of any termination of Employment (or within a reasonable time thereafter) to extend the exercise period of an Award (but not beyond the period specified in Section 6.2(b) or 6.3(b), as applicable) and not decrease

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the number of shares of Stock covered by the Award with respect to which the Award is exercisable or vested. A transfer of a Participant from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company, shall not be deemed a termination of Employment or a break in continuous Employment unless the Committee has provided otherwise.

(g) Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan (except as otherwise provided in this Plan), as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.

(h) Withholding and Employment Taxes. At the time of exercise of an Award, the lapse of restrictions on an Award, the Participant shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, a Participant may elect, by means of a form of election to be prescribed by the Committee, to have shares of Stock which are acquired upon exercise or vesting of an Award withheld by the Company or tender other shares of Stock owned by the Participant to the Company at the time that the amount of such taxes is determined, in order to pay the amount of such tax obligations, subject to any limitations as the Committee determines are necessary or appropriate. Any shares of Stock so withheld or tendered shall be valued by the Company as of the date they are withheld or tendered.

(i) Employee Status. If the terms of any Award provides that it may be earned or exercised only during Employment or continued service or within a specified period of time after termination of Employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

(j) Stockholder Rights. Except as otherwise provided in any Award Agreement, a Participant, as a result of receiving an Award, shall not have any rights as a stockholder until, and then only to the extent that, the Award is earned and settled in shares of Common Stock.

6.2. <u>Terms and Conditions to Which Only NQOs Are Subject</u>. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

(a) Exercise Price. The exercise price of an NQO shall be determined by the Committee; provided, however, that the exercise price of an NQO shall not be less than the Fair Market Value of the Stock subject to the Option on the Grant Date.

(b) Option Term. Unless the Committee specifies an earlier expiration date at the Grant Date, each NQO shall expire 10 years after the Grant Date.

6.3. <u>Terms and Conditions to Which Only ISOs Are Subject</u>. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

(a) Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair

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Market Value of the Stock covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to a Ten Percent Stockholder shall not be less than 110% of such fair market value.

(b) Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date, each ISO shall expire 10 years after the Grant Date; provided, however, that an ISO granted to a Ten Percent Stockholder shall expire no later than five years after the Grant Date.

(c) Disqualifying Dispositions. If shares of Stock acquired by exercise of an ISO are disposed of within two years after the Grant Date or within one year after the transfer of the Stock to the optionee, the holder of the Stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition, shall provide such other information regarding the disposition as the Company may reasonably require.

(d) Termination of Employment. All vested ISOs must be exercised within three months of the termination of Employment of the optionee, or at any time specified in the Award Agreement that is otherwise permissible in the case of a Participant who dies while Employed or within three months of the termination of Employment, unless such termination of Employment is due to the employee's being Disabled, in which case the ISO shall be exercised within one year of the termination of Employment; provided, however, that such time limits may be exceeded by the Committee under the terms of the Award, in which case, the ISO will be a NQO if it is exercised after the time limits that would otherwise apply.

6.4. **Surrender of Options**. The Committee, acting in its sole discretion, may include a provision in an Award Agreement allowing the optionee to surrender the Option covered by the agreement, in whole or in part in lieu of exercise in whole or in part, on any date that the Fair Market Value of the Stock subject to the Option exceeds the exercise price and the Option is exercisable (to the extent being surrendered). The surrender shall be effected by the delivery of the Award Agreement, together with a signed statement which specifies the number of shares of Stock as to which the optionee is surrendering the Option, together with a request for such type of payment. Upon such surrender, the optionee shall receive (subject to any limitations imposed by Rule 16b-3), at the election of the Committee, payment in cash or shares of Stock, or a combination of the two, equal to (or equal in Fair Market Value to) the excess of the Fair Market Value of the shares of Stock covered by the portion of the Option being surrendered on the date of surrender over the exercise price for such shares of Stock. The Committee, acting in its sole discretion, shall determine the form of payment, taking into account such factors as it deems appropriate. To the extent necessary to satisfy Applicable Laws, the Committee may terminate an optionee's rights to receive payments in cash for fractional shares of Stock. Any Award Agreement providing for such surrender privilege shall also incorporate such additional restrictions on the exercise or surrender of Options as may be necessary to satisfy Applicable Law.

7. RESTRICTED STOCK

Restricted Stock shall be subject to the following terms and conditions:

7.1. **Grant**. The Committee may grant one or more Awards of Restricted Stock to any Participant. Each Award of Restricted Stock shall specify the number of shares of Stock to be issued to the Participant, the date of issuance and the restrictions imposed on the shares of Stock including the conditions of release or lapse of such restrictions. Pending the lapse of

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restrictions, certificates evidencing Restricted Stock (if any) shall bear a legend referring to the restrictions and shall be held by the Company. Upon the issuance of Restricted Stock, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require in order to enforce the restrictions applicable thereto.

7.2. **Restrictions**. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Stock, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the shares of Restricted Stock have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

7.3. **Distributions**. Unless otherwise determined by the Committee, cash distributions with respect to Restricted Stock shall be paid to the recipient of the Award of Restricted Stock on the normal distribution payment dates, and distributions payable in shares of Stock shall be paid in the form of Restricted Stock having the same terms as the Restricted Stock upon which such distribution is paid. Each Award Agreement for Awards of Restricted Stock shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any cash distributions paid with respect to any shares of Restricted Stock which are subsequently forfeited.

8. STOCK APPRECIATION RIGHTS

The Committee may grant Stock Appreciation Rights to eligible persons. A Stock Appreciation Right shall entitle its holder to receive from the Company, at the time of exercise of the right, an amount in cash equal to (or, at the Committee's discretion, shares of Stock equal in Fair Market Value to) the excess of the Fair Market Value (at the date of exercise) of a share of Stock over a specified price fixed by the Committee in the governing Award Agreement multiplied by the number of shares of Stock as to which the holder is exercising the Stock Appreciation Right. The specified price fixed by the Committee shall not be less than the Fair Market Value of the shares of Stock on the Grant Date of the Stock Appreciation Right. Stock Appreciation Rights may be granted in tandem with any previously or contemporaneously granted Option or independent of any Option. The specified price of a tandem Stock Appreciation Right shall be the exercise price of the related Option. Any Stock Appreciation Rights granted in connection with an ISO shall contain such terms as may be required to comply with Section 422 of the Code.

9. DISTRIBUTION EQUIVALENT RIGHTS

9.1. **General**. The Committee shall have the authority to grant Distribution Equivalent Rights to Participants upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application set forth in this Plan. Each Distribution Equivalent Right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the periodic distributions declared and paid by the Company on one share of Stock. If the Distribution Equivalent Right relates to a specific Option, the period shall not extend beyond the earliest of the date the Option is exercised, the date any Stock Appreciation Right related to the Option is exercised, or the expiration date set forth in the Option. To the extent the Committee deems advisable, it shall structure the Distribution Equivalent Rights such that they are either exempt from or compliant with Code Section 409A.

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9.2. **Awards**. Each Distribution Equivalent Right may relate to a specific Award granted under this Plan and may be granted to the Participant either concurrently with the grant of such Award or at such later time as determined by the Committee, or each Distribution Equivalent Right may be granted independent of any Award.

9.3. **Payments**. The Committee shall determine at the time of grant whether payment pursuant to a Distribution Equivalent Right shall be immediate or deferred and if immediate, the Company shall make payments pursuant to each Distribution Equivalent Right concurrently with the payment of the periodic distributions to holders of Common Stock. If deferred, the payments shall not be made until a date or the occurrence of an event specified by the Committee and then shall be made within 30 days after the occurrence of the specified date or event, unless the Distribution Equivalent Right is forfeited under the terms of the Plan or applicable Award Agreement; provided, however, that the Committee may not make payment of a Distribution Equivalent Right contingent upon the exercise of the related Option or Stock Appreciation Right, to the extent the Committee desires to preserve such Option's or Stock Appreciation Right's exemption from Section 409A of the Code. The Committee shall also determine in its sole discretion whether any portion of any payment shall be made in shares of Stock.

10. RESTRICTED STOCK UNITS

10.1. **Grant**. Awards may be granted in the form of Restricted Stock Units. Restricted Stock Units shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

10.2. **Award Restrictions**. Restricted Stock Units shall be subject to terms, conditions, restrictions, and limitations, if any, as the Committee deems appropriate including, without limitation, restrictions on transferability and continued Employment of the Participant. The Committee also shall determine the Performance Goals or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse. Subject to Section 12, the Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock Unit Awards.

10.3. **Payment of Restricted Stock Units**. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Common Stock. Restricted Stock Units shall be paid in cash, shares of Stock, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Other than pursuant to Section 6.1(d) (but no transfers for consideration shall be permitted), Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous Employment of the Company for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

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11. OTHER EQUITY-BASED AWARDS

11.1. **Grant**. The Committee may grant one or more Other Equity-Based Awards to any Participant. Each Award will specify the number of shares of Common Stock, number of OP Units or other equity interests covered by such awards.

11.2. **Terms and Conditions**. The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant's rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan. To the extent the Committee deems advisable, it shall structure such Other Equity-Based Awards such that they are either exempt from or compliant with Code Section 409A.

11.3. **Payment or Settlement**. Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion. Other Equity-Based Awards denominated as equity interests other than shares of Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

12. PERFORMANCE-BASED AWARDS

12.1. **Performance Goal Conditions**. Each Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more of the Performance Goals established by the Committee, together with the satisfaction of any other conditions, such as continued Employment, the Committee may determine to be appropriate; however, (i) the Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the Performance Goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Section 13 shall apply notwithstanding this sentence.

12.2. **Certification of Goal Achievement**. Any payment of a Performance-Based Award granted with Performance Goals shall be conditioned on the written certification of the Committee in each case that the Performance Goals and any other material conditions were satisfied. Except as specifically provided in Section 12.1, no Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Performance Measures or to increase the amount payable under, or the value of, the Award.

13. CHANGE IN CONTROL

Subject to the limitations set forth in this Section 13, and except as otherwise provided in an Employee's employment agreement, in the event (i) a Participant has a Qualifying Termination within one year following a Change in Control of the Company, or (ii) a Change in Control occurs in which outstanding Awards are not assumed or honored by the successor entity

17

or corporation or replaced with an Alternative Award (as defined below), the following provisions shall apply to any Award which has not previously terminated or expired:

(a) any Stock Appreciation Right and any Option awarded under this Plan that is not previously vested and exercisable shall become fully vested and exercisable;

(b) the restrictions applicable to any Award which are not already vested under the Plan shall lapse, and those existing shares and awards shall be deemed fully vested;

(c) unless otherwise determined by the Board or by the Committee in its sole discretion prior to any Change in Control, the value of all vested outstanding Options, Stock Appreciation Rights and other Awards, shall be cashed out on the basis of the Change in Control Price as of the date the Change in Control is determined to have occurred (or other date determined by the Board or Committee prior to the Change in Control); and

(d) the Board or the Committee may impose additional conditions on the acceleration or valuation of any Award in any applicable Award Agreement.

To qualify as an "Alternative Award," the Committee must determine that the existing Awards are to be assumed, honored or new rights substituted by the successor corporation or entity and further must:

a. be based on shares of common stock that are traded on an established U.S. securities market or another public market;

b. provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule, identical or better timing and methods of payment and identical or better performance criteria for those awards that are performance based;

c. have substantially equivalent economic value to such Award;

d. contain terms and conditions which provide that in the event that the Participant's employment is terminated for death or Disability or is terminated without Cause within one year following a Change in Control, any conditions on the Participant's rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award shall lapse; and

e. be on terms and conditions that do not result in adverse tax consequences to the Participant under Section 409A of the Code.

14. COMPLIANCE WITH LAWS

This Plan, the granting and vesting of Awards under this Plan, the issuance and delivery of Stock, and the payment of money or other consideration allowable under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Committee, the Board or the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, the

18

Committee may, in its sole discretion, rescind, limit, amend, suspend, or alter any Award or limit a Participant's ability to exercise, or refuse to settle, any Award hereunder to the extent that the granting, issuance, or exercise of such Award (or any settlement thereof) or any term of such Award would jeopardize the status of the Company as a "real estate investment trust" under the Code or other applicable state or federal laws. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Committee, the Board or the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Nothing in this Plan or in any Award or Award Agreement shall require the Company to issue any Stock with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant or exercise of any Award, the Company may require the Participant (or, in the event of the Participant's death, the Participant's legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant's (or such other person's) intentions with regard to the retention or disposition of the Stock covered by the Award and written covenants as to the manner of disposal of such Stock as may be necessary or useful to ensure that the grant, exercise or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Stock under the Securities Act or register or qualify any Stock under any state or other securities laws.

15. EMPLOYMENT OR OTHER RELATIONSHIP

Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company or any Affiliate of the Company to terminate any Participant's Employment or status as a consultant or Director at any time, nor confer upon any Participant any right to continue in the employ of, or as a Director or consultant of, the Company or any Affiliate of the Company.

16. AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN

Subject to the limitations set forth in Section 4.5, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without stockholder approval; however, if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) result in repricing Options or Stock Appreciation Rights or otherwise increase the benefits accruing to Participants, (ii) increase the number of shares of Common Stock issuable under the Plan, or (iii) modify the requirements for eligibility, then that amendment shall be subject to stockholder approval; and, the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b), (ii) to comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

17. AWARD AMENDMENT

The Committee may amend, modify or terminate any outstanding Award without approval of the Participant; however:

(a) subject to the terms of the applicable Award Agreement, an amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the

19

value of the Award determined as if the Award had been exercised, vested, cashed in (at the spread value in the case of Options or Stock Appreciation Rights) or otherwise settled on the date of that amendment or termination;

(b) the original term of any Option or Stock Appreciation Right may not be extended without the prior approval of the stockholders of the Company;

(c) except as otherwise provided in Section 6.1(a) of the Plan, the exercise price of any outstanding Option or Stock Appreciation Right may not be reduced, directly or indirectly, and outstanding Options or Stock Appreciation Rights may not be cancelled in exchange for cash or replaced by other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Options or Stock Appreciation Right, without the prior approval of the stockholders of the Company; and

(d) no termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the affected Participant.

18. LIABILITY AND INDEMNIFICATION OF THE COMMITTEE

No person constituting, or member of the group constituting, the Committee shall be liable for any act or omission on such person's part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Committee against, and each person or member of the group constituting the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to which such person may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, to the fullest extent permitted by law and by the Articles of Incorporation and Bylaws of the Company.

19. SECURITIES LAW LEGENDS

Certificates of shares of Stock and Restricted Stock, if issued, may have the following legend and statements of other applicable restrictions endorsed thereon:

> THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE SOLE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION

20

WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

This legend shall not be required for any shares of Stock issued pursuant to an effective registration statement under the Securities Act.

20. SEVERABILITY

If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of the Plan, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.

21. GOVERNING LAW

This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except as superseded by applicable federal law.

22. EFFECTIVE DATE

The Plan became effective upon adoption by the Board on March 30, 2020 (the "Effective Date"), subject to approval by the Company's stockholders.

23. MISCELLANEOUS

23.1. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards granted under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of an Award Agreement, or by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by a Participant upon the receipt or exercise of the Award, or upon the receipt or resale of any Stock underlying such Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (a) a termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (b) the Participant, at any time, or during a specified time period, engages in any activity in competition with his employer or the Company, or which is inimical, contrary or harmful to the interests of his employer or the Company, as may be further defined from time to time by the Committee.

23.2. Compensation Recovery. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a holder upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any compensation recovery policy implemented by the Company, including, without limitation, any compensation recovery policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such compensation

21

recovery policy (whether or not such compensation recovery policy was in place at the time of grant of an Award) and/or in the applicable Award Agreement.

23.3. **Limitations Applicable to Section 16**. Notwithstanding any other provision of this Plan, this Plan, and any Award granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

23.4. **Effect of Plan Upon Other Incentive and Compensation Plans**. The adoption of this Plan shall not affect any other options or compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company or its Affiliates, or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

23.5. **Section 83(b) Election Prohibited**. No Participant may make an election under Section 83(b) of the Code with respect to any Award granted under this Plan without the Company's consent. Each Award for which an election under Section 83(b) of the Code could be made without regard to this Section 23.5 shall, to the extent the Committee deems advisable, contain an acknowledgment by the Participant that such election may not be made without the Company's consent.

[End of Plan.]

22

GRIFFIN CAPITAL ESSENTIAL ASSET REIT

SCAN TO VIEW MATERIALS & VOTE

Your Proxy Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.proxyvote.com. Follow the on-line instructions. If you vote by Internet, you do not have to return your paper ballot. Vote by Internet deadline June 14, 2020 at 11:59 p.m. (ET)

Vote by Telephone

Please call us toll free at 1-800-690-6903, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot. Vote by Telephone deadline June 14, 2020 at 11:59 p.m. (ET)

Vote by Mail

Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage paid return envelope. Completed proxy cards must be received by June 14, 2020.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D01422-P35179-Z76505

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect seven directors, each to serve until the 2021 annual meeting of stockholders and until their successors are duly elected and qualify.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kevin A. Shields
02) Michael J. Escalante
03) Kathleen S. Briscoe
04) Gregory M. Cazel
05) Ranjit M. Kripalani
06) J. Grayson Sanders
07) Samuel Tang

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote "1 Year" on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. To approve, on an advisory (non-binding) basis, the frequency of future stockholder say on pay votes.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, both parties must sign.

Signature [PLEASE SIGN WITHIN BOX] ____ Date ____

Signature (Joint Owners) ____ Date ____

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Stockholder Letter, and Annual Report are available at www.proxyvote.com.

D01423-P35179-Z76505

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE VOTE BY JUNE 14, 2020

The undersigned stockholder of Griffin Capital Essential Asset REIT, Inc., a Maryland corporation, hereby appoints Javier F. Bitar and Howard S. Hirsch, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2020 Annual Meeting of Stockholders of Griffin Capital Essential Asset REIT, Inc. to be held on June 15, 2020 at 10:00 A.M. (PT), at the offices of Griffin Capital Essential Asset REIT, Inc., 1520 E. Grand Avenue, El Segundo, California 90245, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Griffin Capital Essential Asset REIT, Inc.'s Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted "FOR ALL" the nominees named in Proposal 1, "FOR" Proposals 2, 3, & 4 and "1 Year" for Proposal 5.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side